                                                                [EXECUTION COPY]

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                             PARTICIPATION AGREEMENT

                          Dated as of December 15, 2004

                                      among

                              ITT INDUSTRIES, INC.,
                                   as Lessee,

                                  REXUS L.L.C.,
                                   as Lessor,

                                       and

                                 AIR BAIL S.A.S.
                                       and
                               RBS LOMBARD, INC.,
                                  as Investors,

--------------------------------------------------------------------------------

                                AIR BAIL S.A.S.,
                                    Arranger

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

                                TABLE OF CONTENTS

                                                                                                     PAGE
ARTICLE I      DEFINITIONS; INTERPRETATION.......................................................      1

ARTICLE II     DOCUMENTATION DATE................................................................      1

      Section 2.1.   Documentation Date..........................................................      1

ARTICLE III    PURCHASE OF PROPERTIES BY LESSOR..................................................      4

      Section 3.1.   Purchase and Lease..........................................................      4

      Section 3.2.   Lessor Commitment...........................................................      4

      Section 3.3.   Investors' Commitments......................................................      4

      Section 3.4.   Procedures for Acquisition Date.............................................      4

ARTICLE IV     OVERDUE AMOUNTS; RENT PAYMENTS; FEES..............................................      5

      Section 4.1.   Overdue Amounts; Application of Rent Payments, etc..........................      5

      Section 4.2.   Structuring Fee.............................................................      5

      Section 4.3.   Place and Manner of Payments................................................      5

      Section 4.4.   Sharing of Payments.........................................................      6

ARTICLE V      AMOUNTS DUE UNDER THE LEASE.......................................................      6

      Section 5.1.   Amounts Due Under the Lease.................................................      6

ARTICLE VI     Conditions TO ACQUISITION DATE OR REPLACEMENT DATE................................      7

      Section 6.1.   Acquisition Date or Replacement Date........................................      7

ARTICLE VII    APPLICATIONS OF PAYMENTS..........................................................     10

      Section 7.1.   Basic Rent..................................................................     10

      Section 7.2.   Purchase Payments by the Lessee; Reallocation of Property Costs.............     10

      Section 7.3.   Supplemental Rent...........................................................     11

      Section 7.4.   Application of Payments after Lease Event of Default........................     11

      Section 7.5.   Casualty and Condemnation Amounts...........................................     12

      Section 7.6.   Other Payments..............................................................     12

      Section 7.7.   Payments to Account.........................................................     12

ARTICLE VIII   REPRESENTATIONS...................................................................     13

      Section 8.1.   Representations of the Lessee...............................................     13

      Section 8.2.   Representations on the Acquisition Date and each Replacement Date...........     17

      Section 8.3.   Warranties and Representations of the Lessor................................     17

      Section 8.4.   Representations of each Investor............................................     18

ARTICLE IX     PAYMENT OF CERTAIN EXPENSES.......................................................     18

      Section 9.1.   Transaction Expenses and Other Fees and Expenses............................     18

                                TABLE OF CONTENTS
                                   (continued)

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
      Section 9.2.   Brokers' Fees and Stamp Taxes...............................................     19

      Section 9.3.   Lessor LLC Agreement and Related Obligations................................     19

ARTICLE X      OTHER COVENANTS AND AGREEMENTS....................................................     19

      Section 10.1.  Affirmative Covenants of the Lessee.........................................     19

      Section 10.2.  Negative Covenants..........................................................     22

      Section 10.3.  Covenants of the Lessor.....................................................     25

      Section 10.4.  Release of Property.........................................................     25

ARTICLE XI     CERTAIN AGREEMENTS................................................................     26

      Section 11.1.  Certain Restrictions on Access..............................................     26

      Section 11.2.  Permitted Tax Disclosure....................................................     26

ARTICLE XII    TRANSFERS OF INVESTORS' AND LESSOR'S INTERESTS....................................     26

      Section 12.1.  Assignments.................................................................     26

      Section 12.2.  Participations..............................................................     27

      Section 12.3.  Withholding Taxes; Pledge Under Regulation A................................     27

ARTICLE XIII   INDEMNIFICATION...................................................................     28

      Section 13.1.  General Indemnification.....................................................     28

      Section 13.2.  Environmental Indemnity.....................................................     30

      Section 13.3.  Proceedings in Respect of Claims............................................     31

      Section 13.4.  General Tax Indemnity.......................................................     32

      Section 13.5.  Title Representation and Indemnity..........................................     34

      Section 13.6.  Withholding Taxes, etc......................................................     35

      Section 13.7.  Increased Costs, etc........................................................     37

      Section 13.8.  Funding Losses; Break Costs.................................................     38

      Section 13.9.  Capital Adequacy............................................................     38

      Section 13.10. Indemnity Payments in Addition to Lease Obligations.........................     39

      Section 13.11. Payment of Amounts Due under this Article XIII..............................     39

      Section 13.12. Survival....................................................................     39

ARTICLE XIV    MISCELLANEOUS.....................................................................     39

      Section 14.1.  Survival of Agreements......................................................     39

      Section 14.2.  No Broker, Etc..............................................................     39

      Section 14.3.  Notices.....................................................................     39

      Section 14.4.  Counterparts................................................................     40

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

                                TABLE OF CONTENTS
                                   (continued)

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      Section 14.5.  Amendments, Etc.............................................................     40

      Section 14.6.  Headings, Etc...............................................................     40

      Section 14.7.  Parties in Interest.........................................................     40

      Section 14.8.  GOVERNING LAW...............................................................     40

      Section 14.9.  Severability................................................................     40

      Section 14.10. Liability Limited...........................................................     41

      Section 14.11. Further Assurances..........................................................     41

      Section 14.12. SUBMISSION TO JURISDICTION..................................................     41

      Section 14.13. Setoff......................................................................     41

      Section 14.14. Successors and Assigns......................................................     42

      Section 14.15. WAIVER OF JURY TRIAL........................................................     42

      Section 14.16. NO ORAL AGREEMENTS..........................................................     42

      Section 14.17. No Investor Responsible for Other Investors.................................     42

Schedule I      --  Commitments
Schedule II     --  Notice Information, Wire Instructions and Funding Offices
Schedule III    --  Description of Properties, Go Dark Values and Original
                    Property Costs
Schedule 10.2(b)    Description of Liens on Principal Properties
Exhibit A       --  Form of Legal Opinion of In-House Counsel to Lessee
Exhibit B       --  Form of Acquisition Date Notice
Exhibit C       --  Form of Local Counsel Opinion

                             PARTICIPATION AGREEMENT

      This PARTICIPATION AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Participation Agreement"), dated as of December 15, 2004, is entered into by and among ITT INDUSTRIES, INC., an Indiana corporation, as Lessee (the "Lessee"); REXUS L.L.C., a Delaware limited liability company, as Lessor (the "Lessor"); and AIR BAIL S.A.S., a French corporation duly registered as a Societe par Actions Simplifiee ("Air Bail"), and RBS LOMBARD, INC., a New York corporation ("RBS" and, collectively with Air Bail, the "Investors"), as Investors.

                                   WITNESSETH:

      WHEREAS, subject to the terms and conditions hereof, on the Acquisition Date the Lessor will purchase from the Lessee or its Subsidiaries the real properties described on Schedule III hereto under the heading "Leased Properties";

      WHEREAS, the Lessor desires to lease each Leased Property to the Lessee, and the Lessee desires to lease each Leased Property from the Lessor;

      WHEREAS, each Investor is willing to make a capital contribution to the Lessor for the purpose of permitting the Lessor to acquire the Properties and pay certain Transaction Expenses in connection therewith;

      WHEREAS, to secure the obligations of the Lessee under the Lease and the other Operative Documents, the Lessee will grant to the Lessor a first priority Lien on each Property (including each Mortgaged Property);

      NOW THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

      Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A to the Master Lease dated as of the date hereof, between the Lessee and the Lessor, for all purposes hereof (as such Appendix A may be amended, supplemented, amended and restated or otherwise modified from time to time, "Appendix A to the Master Lease"); and the rules of interpretation set forth in Appendix A to the Master Lease shall apply to this Participation Agreement.

                                   ARTICLE II

                               DOCUMENTATION DATE

      Section 2.1. Documentation Date. The Documentation Date (the "Documentation Date") shall be deemed to have occurred and all rights and obligations of the parties to the Operative Documents

                                                         Participation Agreement

(each subject to any conditions specified therein) shall be in effect, upon satisfaction or waiver of each of the following conditions precedent:

            (a) Participation Agreement. This Participation Agreement shall have been duly authorized, executed and delivered by the parties hereto.

            (b) Master Lease. The Master Lease shall have been duly authorized, executed and delivered by the parties thereto.

            (c) Lessor LLC Agreement. The Lessor LLC Agreement shall have been duly authorized, executed and delivered by the parties thereto.

            (d) Lessor Administration Agreement. The Lessor Administration Agreement shall have been duly authorized, executed and delivered by the parties thereto.

            (e) Corporate Documents; Certificates. The Lessee shall have delivered, or shall have caused to be delivered, to the Lessor and each Investor the following:

                  (i) Incumbency Certificate. An incumbency certificate,
            executed by the Secretary or Assistant Secretary of the Lessee, which shall identify by name and title and bear the signature of the officers of the Lessee authorized to sign the Operative Documents to which the Lessee is or shall be a party, upon which certificate the Lessor, and the Investors shall be entitled to rely until informed of any change in writing by the Lessee.

                  (ii) Articles of Incorporation. Copies of its articles of
            incorporation, certified to be true and complete as of a recent date by the appropriate governmental authority of the jurisdiction of its incorporation or existence.

                  (iii) Resolutions. A certificate executed by the Lessee
            certifying that the execution and delivery of each Operative Document to which the Lessee is or is to be a party and the effectuation of the transactions contemplated therein have been duly authorized.

                  (iv) Bylaws. A copy of the Lessee's bylaws certified by its secretary or assistant secretary as of the Documentation Date to be true and correct and in full force and effect as of such date.

                  (v) Good Standing. A copy of a certificate of good standing for the Lessee, certified as of a recent date by the Secretary of State of the State of Indiana.

            (f) Lessor Organizational Documents; Certificates. The Lessor shall have delivered, or shall have caused to be delivered to each of the other parties hereto the following:

                  (i) Certificate of the Lessor. A certificate, executed by the
            Lessor certifying that the execution and delivery of each of the Operative Documents to which the Lessor is a party has been authorized pursuant to Section 8.02 of the Lessor LLC Agreement.

                  (ii) Certificate of Formation. Copies of the Lessor's
            Certificate of Formation, certified as of a recent date by the Secretary of State of the State of Delaware.

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                                                         Participation Agreement

                  (iii) Good Standing. A certificate of good standing for the
            Lessor, certified as of a recent date by the Secretary of State of the State of Delaware.

            (g) Opinions of Counsel. An opinion of counsel for the Lessee (which may be the Lessee's internal counsel) addressed to the Lessor and each of the Investors, covering the matters set forth in Exhibit A and such other matters as the Lessor or any Investor may reasonably request.

            (h) Representations and Warranties; Lessee Officer's Certificate. On the Documentation Date, the representations and warranties of each of the parties hereto contained in Sections 8.1, 8.2, 8.3 and 8.4 shall be true and correct as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, and the Lessee shall have delivered an officer's certificate to such effect with respect to its representations and warranties.

            (i) No Lease Default. No Lease Default or Lease Event of Default shall have occurred and be continuing on the Documentation Date.

            (j) Governmental Approvals. All Governmental Actions required by any Applicable Law for the purpose of authorizing the Lessee, the Lessor and each Investor to enter into the Operative Documents shall have been obtained or made and be in full force and effect.

            (k) Litigation. No action or proceeding shall have been instituted or threatened, nor shall any governmental action be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, (x) to set aside, restrain, enjoin or prevent the performance of this Participation Agreement or any transaction contemplated hereby or by any other Operative Document or (y) that, in the reasonable opinion of the Lessor, could be expected to have a Material Adverse Effect or have a material adverse effect on the rights and remedies of the Lessor or any Investor under the Operative Documents, the ability of the Lessee to perform its obligations under the Operative Documents or the Fair Market Sales Value, utility, condition or residual value of any real property described on Schedule III hereto.

            (l) Applicable Law. In the reasonable opinion of the Lessor, no change shall have occurred or been proposed in Applicable Law affecting the Lessee, the Lessor, any Investor, the Lessor Administrator or any Property that would make it uneconomic or illegal for any party to any Operative Document to participate in any of the transactions contemplated by the Operative Documents or otherwise would prohibit the consummation of any transaction contemplated by the Operative Documents or expand the duties, obligations and risks of the Lessor or any Investor.

            (m) Withholding Tax Forms. The Lessor shall have delivered (or caused to be delivered) to the Lessee a properly completed and signed U.S. Internal Revenue Service ("IRS") form W-9.

      All documents and instruments required to be delivered pursuant to this
Section 2.1 shall be delivered at the offices of Jones Day in London, England or at such other location as may be determined by the Lessor and in such quantities as shall be reasonably requested.

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                                                         Participation Agreement

                                   ARTICLE III

                        PURCHASE OF PROPERTIES BY LESSOR

      Section 3.1. Purchase and Lease. Subject to the conditions and terms hereof, on the Acquisition Date the Lessor shall take the following actions with respect to each Property described under the heading "Leased Properties" on
Schedule III hereto at the written request of the Lessee:

            (a) the Lessor shall pay the Original Property Cost for each such Property to the Seller thereof as the purchase price therefor;

            (b) the Lessor shall acquire each such Property from the Seller thereof; and

            (c) the Lessor shall lease each such Property to the Lessee under the Master Lease and the respective Lease Supplements.

Notwithstanding any other provision hereof, (i) no Property Cost shall be paid by the Lessor with respect to any Property after the Acquisition Date, (ii) the Lessor shall not be obligated to pay any Property Cost with respect to any Property if, after giving effect thereto, the Aggregate Property Cost would exceed the Lessor Commitment Amount, and (iii) the Acquisition Date shall not occur after December 30, 2004.

      Section 3.2. Lessor Commitment. Subject to the conditions and terms hereof, on the Acquisition Date the Lessor shall acquire each Property described under the heading "Leased Properties" on Schedule III hereto by paying to the Seller in immediately available funds an amount equal to the Original Property Cost for such Property. Notwithstanding any other provision hereof, the Lessor shall not be obligated to pay any Original Property Cost if, after giving effect to such payment, the Aggregate Property Cost would exceed the Lessor Commitment Amount.

      Section 3.3. Investors' Commitments. Subject to the conditions and terms hereof, on the Acquisition Date each Investor shall make a capital contribution to the Lessor in an amount equal to such Investor's Commitment Percentage of the aggregate Original Property Costs of the Properties being acquired on the Acquisition Date. Notwithstanding any other provision hereof, no Investor shall be obligated to make any capital contribution to the Lessor if, after giving effect to the proposed capital contribution, the aggregate outstanding amount of such Investor's capital contributions would exceed such Investor's Commitment Percentage of the Lessor Commitment Amount.

      Section 3.4. Procedures for Acquisition Date. (a) The Lessee shall give the Lessor prior written notice pursuant to an Acquisition Date Notice substantially in the form of Exhibit B (the "Acquisition Date Notice"), which Acquisition Date Notice shall be delivered not later than 10:00 a.m. (New York time), three (3) Business Days prior to the proposed Acquisition Date. The Acquisition Date Notice shall set forth (i) the proposed Acquisition Date, (ii) the Property or Properties to be acquired by the Lessor, (iii) the Seller of each Property being acquired, (iv) a certification by the Lessee that all conditions to be satisfied by the Lessee set forth in the Operative Documents to which the Lessee is a party with respect to the payment by the Lessor of the applicable Property Cost have been fully and completely satisfied to the extent required to be satisfied by the Lessee, and (v) wire transfer instructions for the disbursement of the proceeds of such Original Property Cost to the Lessee or to such other Persons specified in the Acquisition Date Notice. Subject to timely delivery of the Acquisition Date Notice and the other terms and conditions of the Operative Documents, each Investor shall make its Commitment Percentage of the requested Original Property Cost available to the Lessor at the Account by 2:00 p.m., (New York time), on the requested Acquisition Date, and the Lessor shall make such amounts available to the Persons and accounts as the Lessee shall have indicated in the Acquisition Date Notice.

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                                                         Participation Agreement

      (a) Except as the Lessor may otherwise agree in writing, amounts paid by the Lessor on the Acquisition Date shall be used solely to pay the purchase price for each Property or to pay or reimburse the Lessee for Transaction Expenses, as the case may be.

      (b) The Lessor shall, immediately upon its receipt of the Acquisition Date Notice from the Lessee, deliver a copy of the Acquisition Date Notice to each Investor.

      (c) The Go Dark Value and Original Property Cost (including allocated Transaction Expenses) for each Leased Property acquired on the Acquisition Date and each Mortgaged Property upon which a Lien is granted to the Lessor on the Acquisition Date shall be as set forth on Schedule III hereto.

                                   ARTICLE IV

                      OVERDUE AMOUNTS; RENT PAYMENTS; FEES

      Section 4.1. Overdue Amounts; Application of Rent Payments, etc. (a) If all or any portion of the Aggregate Property Cost, any Accrual Rent, Fixed Rent, Supplemental Rent or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

      (a) All Basic Rent and Supplemental Rent paid by the Lessee under the Lease from time to time shall be applied as set forth in Article VII.

      (b) If not repaid sooner, the Aggregate Property Cost shall be repaid in full on the Scheduled Lease Termination Date.

      Section 4.2. Structuring Fee. The Lessee agrees to pay to the Arranger on the Acquisition Date the Structuring Fee in accordance with the Arrangement Letter.

      Section 4.3. Place and Manner of Payments. Except as otherwise specifically provided herein, all payments by the Lessee hereunder, under the Master Lease or under any other Operative Document shall be made to the Lessor (or, in the case of Supplemental Rent owing under Article XIII, directly to the Person entitled thereto), in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind (except as provided in Section 12.3(a)), to the Account in New York, New York not later than 10:00 a.m. (New York time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Lessee shall, at the time it makes any payment under any Operative Document, specify to the Lessor the Basic Rent, Property Cost, Termination Price, Termination Base Amount, Fees, Supplemental Rent or other amounts payable by the Lessee hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Lessor shall apply such payment in such manner as the Lessor may determine to be appropriate in respect of obligations owing by Lessee subject to the terms of Article VII). Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day (subject to accrual of interest and fees for the period of such extension); provided that if the next Business Day falls in the next calendar year, payment shall instead be due on the preceding Business Day.

      Section 4.4. Sharing of Payments. The Investors agree among themselves that, in the event that the Lessor or any Investor shall obtain payment in respect of any obligation owing to the Lessor or to

                                                         Participation Agreement

such Investor under the Operative Documents through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Investor under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Participation Agreement and the Lessor LLC Agreement, such Investor shall promptly purchase from the other Investor a participation in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Investors share such payment in accordance with their respective ratable shares as provided for in the Lessor LLC Agreement. The Investors further agree among themselves that if payment to an Investor obtained by such Investor through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Investor which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Investor whose payment shall have been rescinded or otherwise restored. The Lessee agrees that any Investor so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Investor were a holder of such obligation in the amount of such participation. Except as otherwise expressly provided herein, if any Investor shall fail to remit to any other Investor an amount payable by such party to such other Investor pursuant to the Operative Documents on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Lessor at a rate per annum equal to the Overnight LIBOR. If under any applicable bankruptcy, insolvency or other similar law, any Investor receives a secured claim in lieu of a setoff to which this Section 4.4 applies, such Investor shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Investors under this Section 4.4 to share in the benefits of any recovery on such secured claim.

                                    ARTICLE V

                           AMOUNTS DUE UNDER THE LEASE

      Section 5.1. Amounts Due Under the Lease. Anything herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessee, the Lessor and the Investors that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the sum of (x) the aggregate payments due and payable as Accrual Rent on each Scheduled Payment Date and (y) the aggregate payments due and payable as Fixed Rent on each Scheduled Payment Date; (ii) if the Lessee elects to purchase or becomes obligated to purchase all of the Properties under the Lease or elects the Return Option, the Lease Balance with respect thereto and all other obligations of the Lessee owing to the Lessor and the Investors shall be due and payable in full by the Lessee on the date set forth in the Lease; (iii) upon a Lease Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Lessor's interest in each Property under the Lease, the amounts then due and payable by the Lessee under the Lease shall include all amounts necessary to pay in full the Lease Balance plus all other amounts then due from the Lessee under the Operative Documents (and the Lessee agrees that, in any such event, it will pay such amounts regardless of whether the Lease is then in effect); and (v) if the Lessee elects to terminate or is required to purchase or terminate any Property pursuant to Section 15.1 or 19.1 of the Master Lease, the amounts then due and payable by the Lessee shall include all amounts necessary to pay the Termination Base Amount or Termination Price (as applicable) of such Property together with all Rent allocable thereto.

                                                         Participation Agreement

                                   ARTICLE VI

               CONDITIONS TO ACQUISITION DATE OR REPLACEMENT DATE

      Section 6.1. Acquisition Date or Replacement Date. The closing date with respect to the Lessor's acquisition of the real properties described under the heading "Leased Properties" on Schedule III hereto shall occur on a Business Day on or after the Documentation Date on which all the conditions precedent thereto set forth in this Section 6.1 shall have been satisfied or waived by the applicable parties as set forth herein (such date, the "Acquisition Date"). The obligation of the Lessor to acquire the real properties described under the heading "Leased Properties" on Schedule III hereto and to pay the Property Costs therefor and the obligation of each Investor to make any related capital contribution to the Lessor on the Acquisition Date, are subject to satisfaction or waiver of the conditions precedent set forth in Section 2.1 and the following conditions precedent, and the obligation of the Lessor to acquire any Replacement Property and terminate the Lease with respect to any Terminated Property in connection therewith, is subject to the satisfaction or waiver of the following conditions precedent:

            (a) Acquisition Date Notice. In the case of the Acquisition Date, the Lessor shall have received a fully executed counterpart of the Acquisition Date Notice in accordance with Section 3.4. Each of the delivery of the Acquisition Date Notice and the acceptance of the Original Property Costs shall constitute a representation and warranty by the Lessee that on the Acquisition Date (both immediately before and after giving effect to the payment of the Property Cost and the application of the proceeds thereof), the statements made in Section 8.2 are true and correct.

            (b) [INTENTIONALLY OMITTED]

            (c) Environmental Audit. At least ten (10) Business Days prior to the Acquisition Date or Replacement Date (as applicable), the Lessor shall have received an Environmental Audit performed by an environmental consultant reasonably acceptable to the Lessor and either addressed to the Lessor and each Investor or accompanied by a letter allowing such Persons to rely thereon with respect to each Subject Property and in form and substance reasonably satisfactory to the Lessor and stating that the applicable assessment has revealed no evidence of Recognized Environmental Conditions in connection with the site except for specified matters, which matters the Lessor and the Lessee reasonably agree are not material. If such Environmental Audit reveals the need for additional review or testing, the Lessee shall have provided such additional assessments as are recommended by such consultant.

            (d) Property Survey. With respect to each Replacement Date, the Lessee shall have delivered to each of the Lessor and each Investor on or prior to such Replacement Date an ALTA/ASCM (Urban) Survey of each Subject Property in form and substance acceptable to such Persons.

            (e) Title Abstracts. On or prior to the Acquisition Date or Replacement Date (as applicable), the Lessee shall have delivered to the Lessor a complete title report for each Subject Property (each, a "Title Abstract") that shall be dated down to the Acquisition Date or such Replacement Date (as applicable) and shall identify and include copies of all liens, mortgages, encumbrances, easements, covenants, leases, agreements and other items affecting the Subject Property, include a legal description, a tax lot and tax block for the Subject Property and provide evidence that all real estate and other taxes with regard to the Subject Property are current and fully paid. Such Title Abstract must be in all respects acceptable to the Lessor and provide evidence reasonably satisfactory that, immediately prior to the conveyance of the Subject

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                                                         Participation Agreement

      Property to the Lessor by the Seller, the Seller had fee simple title to the Subject Property subject only to matters approved by the Lessor in its reasonable discretion. Title insurance will not be required and the Lessor will rely upon the Lessee's title indemnity set forth in Section 13.5.

            (f) Evidence of Insurance. The Lessor shall have received evidence that the insurance maintained by the Lessee with respect to the Subject Property satisfies the requirements set forth in Article XIII of the Master Lease, setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage.

            (g) Representations and Warranties. On the Acquisition Date or Replacement Date (as applicable), the representations and warranties of the Lessee set forth in Section 8.2 shall be true and correct; provided that a failure of any representation or warranty of the Lessee to be true and correct on the Acquisition Date or Replacement Date (as applicable) shall not be a condition precedent to the Lessee's performance of its obligations under the Operative Documents.

            (h) Responsible Officer's Certificate. The Lessor and each Investor shall have received a Responsible Officer's Certificate of the Lessee, addressed to the Lessor and each Investor and dated the Acquisition Date or Replacement Date (as applicable), stating that (w) to such Responsible Officer's knowledge after reasonable inquiry, the representations and warranties of the Lessee contained in Section 8.2 are true and correct on and as of the Acquisition Date or such Replacement Date (as applicable);
      (x) to such Responsible Officer's knowledge after reasonable inquiry, no Lease Default or Lease Event of Default has occurred and is continuing;
      (y) to such Responsible Officer's knowledge after reasonable inquiry, each Operative Document to which the Lessee is a party is in full force and effect with respect to it; and (z) to such Responsible Officer's knowledge after reasonable inquiry, the Lessee has duly performed and complied with all conditions contained herein or in any other Operative Document required to be performed and complied with by it on or prior to the Acquisition Date or Replacement Date, as the case may be.

            (i) Government Approvals. All necessary Governmental Actions required by any Applicable Law (including pursuant to any Environmental
      Laws) as of the Acquisition Date or Replacement Date for the purpose of authorizing the Lessor to acquire the applicable Leased Property (or, in the case of a Mortgaged Property, to acquire the Lien on such Property) shall have been obtained or made and be in full force and effect, including, in the case of the Clifton Property, in accordance with the requirements of ISRA if ISRA is applicable. The Lessee shall take all actions, at its sole cost and expense, to obtain a written determination issued by the NJDEP authorizing the Transactions to occur with respect to the Clifton Property, including, without limitation, a Remediation In Progress Waiver under N.J.S.A. 13:I K-11.5 and N.J.A.C. 7:26B-5.4; provided, that the Lessee shall provide to the Lessor a copy of any submission to the NJDEP of any application or any other document intended to secure a written determination from the NJDEP.

            (j) Deed. With respect to each Subject Property that is a Leased Property, the Lessor shall have received, at least three (3) Business Days prior to the Acquisition Date or Replacement Date (as applicable), a copy of the proposed Deed with respect to such Subject Property, and on or prior to the Acquisition Date or Replacement Date (as applicable), such Deed duly executed conveying fee simple title to such Property to the Lessor, containing customary seller's warranties in the applicable jurisdiction and subject only to Permitted Property Liens, together with any transfer and recordation tax forms necessary or appropriate to record the same. The legal description, tax lot designation and zoning of the Land relating to each Subject Property shall be reasonably acceptable to the Lessor.

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                                                         Participation Agreement

            (k) Fees and Transaction Expenses. All Fees then due and payable pursuant to Section 4.2 shall have been paid. All Transaction Expenses due and payable by the Lessee to the Arranger, the Lessor and the Investors for which invoices shall have been received by the Lessee shall have been paid. Jones Day, as special counsel for Air Bail S.A.S., shall have received, to the extent then invoiced, payment in full in cash of all Transaction Expenses payable to such counsel pursuant to Section 9.1.

            (l) Lease Supplement; Lessor Mortgage. On or prior to the Acquisition Date or Replacement Date (as applicable), the Lessee shall have delivered to the Lessor (x) in the case of a Subject Property that is a Leased Property, the original counterpart of the Lease Supplement executed by the Lessee and the Lessor with respect to the Subject Property and (y) in the case of a Subject Property that is a Mortgaged Property, a Lessor Mortgage covering such Subject Property and in form and substance reasonably satisfactory to the Lessor.

            (m) Financing Statements. On or prior to the Acquisition Date or Replacement Date (as applicable), the Lessee shall have delivered all UCC financing statements relating to the Subject Property as the Lessor may reasonably request in order to protect the interests of the Lessor under the Lease relating to the Subject Property to the extent the Master Lease constitutes a security agreement.

            (n) Recordation of Lessor Mortgage; Lessor Financing Statements. The Lessor shall have received (x) evidence reasonably satisfactory to it that each of (i) the applicable Lease Supplement and any other instrument constituting a Lessor Mortgage and (ii) the Financing Statements relating to the Subject Property has been, or is being, recorded or filed in a manner sufficient to properly perfect its interests therein.

            (o) UCC Search Results. The Lessor shall have received copies of file search reports from the Uniform Commercial Code filing officer (i) in the jurisdiction in which each Subject Property is located, (ii) in the jurisdiction in which the chief executive office of the Lessee is located and (iii) in the State of Indiana, setting forth the results of such Uniform Commercial Code file searches.

            (p) No Lease Default. There shall not have occurred and be continuing any Lease Default or Lease Event of Default and no Lease Default or Lease Event of Default will have occurred after giving effect to the acquisition of the Subject Property (or, in the case of a Mortgaged Property, the granting of a Lien on such Property to the Lessor).

            (q) Opinion of Counsel and of Local Counsel to the Lessee. The Lessor and each Investor shall have received (i) an opinion of counsel qualified with respect to the laws of the jurisdiction in which the Subject Property is situated, addressed to the Lessor and each Investor, substantially in the form of Exhibit C (or in such other form that is acceptable to the Lessor and each Investor) and (ii) if requested by the Lessor, opinions from such other counsel and covering such issues as the Lessor may reasonably request.

            (r) Good Standing Certificates. The Lessee shall have delivered to the Lessor and each Investor a certificate of good standing (or its equivalent) to the effect that it is qualified to do business in the jurisdiction where the Subject Property is located.

            (s) [INTENTIONALLY OMITTED]

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                                                         Participation Agreement

            (t) Available Commitments. After giving effect to the applicable payment of Property Cost on the Acquisition Date, the requirements set forth in Sections 3.2 and 3.3 with respect to commitment limits shall not be violated.

            (u) Additional Matters. On the Acquisition Date or Replacement Date (as applicable), the Lessor and each Investor shall have received such additional documents and instruments related to the acquisition, financing and mortgage (as applicable) of the Subject Property as any of them shall reasonably request in order to establish the rights and interests of the Lessor and the Investors intended to be created under the Operative Documents in respect of the Subject Property.

All documents and instruments required to be delivered pursuant to this Section
6.1 shall be delivered at the offices of Jones Day in London, England, or at such other location as may be determined by the Lessor and the Lessee and in such quantities as shall be reasonably requested, and the Lessor and each Investor hereby agree that delivery of any document or instrument to such offices or other location shall constitute delivery to the Lessor and each Investor for all purposes of the Operative Documents.

                                  ARTICLE VII

                            APPLICATIONS OF PAYMENTS

      Section 7.1. Basic Rent. Each payment of (x) Basic Rent and (y) Supplemental Rent representing payment of interest on overdue installments of Basic Rent received by the Lessor shall be applied first, to payment of accrued and unpaid interest at the Overdue Rate then owing on any Basic Rent or Supplemental Rent not paid when due, second to payment of accrued and unpaid Accrual Rent then due and owing and third, to the Fixed Rent then due and owing.

      Section 7.2. Purchase Payments by the Lessee; Reallocation of Property Costs. Any payment received by the Lessor as a result of:

            (a) the purchase of any Property in accordance with Section 18.1 or
      18.2 of the Master Lease, or

            (b) compliance with the obligation to purchase all of the Properties in accordance with Section 16.2(g) of the Master Lease, or

            (c) the payment of the Termination Base Amount, Termination Price or other purchase price with respect to any Property in accordance with
      Section 15.1 or 19.1 of the Master Lease,

shall be applied by the Lessor first to payment of accrued and unpaid Accrual Rent then due and owing, second to any Fixed Rent then due and owing, third, to the payment of the Termination Indemnity Amount (if any) payable in connection with such payment, fourth to the payment of the Property Cost of the applicable Property (if such Property is a Leased Property), fifth to the payment of the Property Cost of each other Property that is a Leased Property, on a pro rata basis (based on the Original Property Cost of each such Leased Property), and sixth any excess remaining thereafter shall be distributed in accordance with
Section 7.4(a).

      Upon any payment of the Termination Price or Termination Base Amount with respect to any Property, the Property Costs of the Leased Properties subject to the Master Lease after giving effect to

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                                                         Participation Agreement

such termination shall be reallocated on a pro rata basis (based on the Go Dark Value of each such Leased Property) so that, immediately after giving effect to such reallocation, the Aggregate Property Cost equals an amount equal to (x) the Aggregate Property Cost immediately prior to such payment of Termination Price or Termination Base Amount minus (y) the Termination Base Amount included in such Termination Price (in the case of a payment of Termination Price) or such Termination Base Amount (in the case of a payment of Termination Base Amount).

      Section 7.3. Supplemental Rent. All payments of Supplemental Rent received by the Lessor (excluding any amounts payable pursuant to the preceding provisions of this Article VII or Section 7.4 below) shall be distributed promptly by the Lessor upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

      Section 7.4. Application of Payments after Lease Event of Default. (a) During the continuance of a Lease Event of Default and subject to clause (b) below, all amounts of Rent and all other amounts (including proceeds from any sale of the Properties) received by the Lessor shall be applied by the Lessor in the following order of priority:

            first, so much of such payment or amount as shall be required to pay or reimburse the Lessor and the Lessor Administrator for any tax, fees, expense, indemnification or other loss incurred by the Lessor or the Lessor Administrator (to the extent incurred in connection with any duties as the Lessor or the Lessor Administrator), shall be distributed to the Lessor and the Lessor Administrator without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

            second, so much of such payments or amounts as shall be required to pay to the Lessor and the Lessor Administrator the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to the Lessor and the Lessor Administrator without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

            third, so much of such payments or amounts as shall be required to pay to the Investors the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to the Investors without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

            fourth, to accrued and unpaid interest at the Overdue Rate then owing on any Basic Rent or Supplemental Rent not paid when due;

            fifth, for application to pay in full all accrued and unpaid Accrual Rent then owing;

            sixth, for application to pay in full the Termination Indemnity Amount (if any) for each Property;

            seventh, for application to pay in full the Aggregate Property Cost;

            eighth, to the Lessor for any other amounts payable to it under the Operative Documents, including all Supplemental Rent then owing to the Lessor;

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                                                         Participation Agreement

            ninth, to the Investors for any other amounts payable to them under the Operative Documents, including all other Supplemental Rent not covered by any other clause in this paragraph (a) then owing pro rata based on the amounts payable; and

            tenth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Persons entitled thereto by Applicable Law.

      (b) All payments received and amounts realized by the Lessor in connection with any Casualty or Condemnation during the continuance of a Lease Event of Default shall be applied by the Lessor as follows:

            (i) in the event that the Lessor elects pursuant to Section 14.2(a) of the Master Lease to pay all or a portion of such amounts to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with Section 14.2 of the Master Lease, then such amounts shall be distributed to the Lessee in accordance with Section 14.2 of the Master Lease, and

            (ii) in the event that the Lessor elects pursuant to Section 14.2(a) of the Master Lease to apply all or a portion of such amounts to the purchase price of the related Property, then such amounts shall be distributed in accordance with clause (a) of this Section 7.4.

      Section 7.5. Casualty and Condemnation Amounts. Subject to Section 7.4(b), any amounts payable to the Lessor as a result of a Casualty or Condemnation pursuant to Section 14.2 of the Master Lease shall be distributed as follows:

            (a) all amounts payable to the Lessee in accordance with Section 14.2(a) or 14.2(f) of the Master Lease shall be distributed to the Lessee, and

            (b) all amounts that are to be applied to the purchase price of the related Property in accordance with Section 14.2(a) and Article XV of the Master Lease shall be applied by the Lessor in accordance with Section 7.2.

      Section 7.6. Other Payments. (a) Except as otherwise provided in clause
(b) below, any payment received by the Lessor for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this
Article VII (including any balance remaining after the application in full of amounts to satisfy any expressed provision) shall be distributed in accordance with the Lessor LLC Agreement.

      (a) All payments received and amounts realized by the Lessor under the Master Lease or otherwise with respect to the Properties to the extent received or realized at any time after the indefeasible payment in full of the Lease Balance and any other amounts due and owing to the Lessor or the Investors under or in connection with the Operative Documents, shall be distributed forthwith by the Lessor in the order of priority set forth in Section 7.4(a).

      (b) Any payment received by the Lessor for which provisions as to the application thereof is made in an Operative Document but not elsewhere in this
Article VII shall be distributed forthwith by the Lessor to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

      Section 7.7. Payments to Account. All payments made to the Lessor pursuant to the Operative Documents shall be made to the Account.

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                                                         Participation Agreement

                                  ARTICLE VIII

                                 REPRESENTATIONS

      Section 8.1. Representations of the Lessee. The Lessee hereby represents and warrants to the Lessor, each Investor and the Arranger that:

            (a) Organization; Powers. Each of the Lessee and each of the Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted,
      (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (iv) in the case of the Lessee, has the corporate power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party and to incur the Obligations hereunder and thereunder.

            (b) Authorization. The execution, delivery and performance by the Lessee of each Operative Document to which it is or will be a party and the incurrence of the Obligations thereunder (collectively, the "Transactions") (i) have been or, upon execution and delivery thereof, will be duly authorized by all requisite corporate action and (ii) will not (x) violate (A) any provision of any law, statute, rule or regulation (including the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of the Lessee, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Lessee is a party or by which it or any of its property is or may be bound, (y) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (z) result in the creation or imposition of any lien upon any property or assets of the Lessee.

            (c) Enforceability. This Participation Agreement and each other Operative Document to which the Lessee is a party constitutes a legal, valid and binding obligation of the Lessee enforceable in accordance with its terms.

            (d) Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority, other than those which have been taken, given or made, as the case may be, is or will be required with respect to the Lessee in connection with the Transactions.

            (e) Financial Statements.

                  (i) The Lessee's consolidated balance sheet and consolidated statements of income, cash flows and changes in shareholders' equity as of and for the year ended December 31, 2003, and the Lessee's consolidated condensed income statements, consolidated condensed balance sheets and consolidated condensed statement of cash flows for the nine months ended September 30, 2004, in each case as posted (or hyperlinked) on the Lessee's internet home page located at www.itt.com on the Closing Date, present fairly, in all material respects, the consolidated combined financial condition and the results of operations of the Lessee and the Subsidiaries as of such dates and for such periods in accordance with GAAP.

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                                                         Participation Agreement

                  (ii) As of the Documentation Date and as of the Acquisition
            Date, there has been no material adverse change in the consolidated financial condition of the Lessee and the Lessee Subsidiaries taken as a whole from the financial condition reported in the financial statements referenced in paragraph (i) of this Section 8.1(e).

            (f) Litigation; Compliance with Laws.

                  (i) As of the Documentation Date, there are no actions,
            proceedings or investigations filed or (to the knowledge of the Lessees) threatened or affecting the Lessee or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of this Participation Agreement, the Master Lease or any other Operative Document, the Transactions or any action taken or to be taken pursuant to this Participation Agreement, the Lease or any other Operative Document and no order or judgment has been issued or entered restraining or enjoining the Lessee or any Subsidiary from the execution, delivery or performance of this Participation Agreement, the Lease or any other Operative Document nor is there any other action, proceeding or investigation filed or (to the knowledge of the Lessee or any Subsidiary) threatened against the Lessee or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which would be reasonably likely to result in a Material Adverse Effect or materially restrict the ability of the Lessee to comply with its obligations under the Operative Documents to which it is a party.

                  (ii) Neither the Lessee nor any Subsidiary is in violation of any law, rule or regulation (including any law, rule or regulation relating to the protection of the environment or to employee health or safety), or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be reasonably likely to result in a Material Adverse Effect.

                  (iii) No exchange control law or regulation materially
            restricts the Lessee from complying with its obligations in respect of the Obligations or otherwise under the Operative Documents.

            (g) Federal Reserve Regulations. (i) Neither the Lessee nor any Subsidiary that will receive proceeds of any Property Costs paid hereunder is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

            (ii) No part of the proceeds of any Original Property Costs paid by the Lessor will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

            (h) Investment Company Act; Public Utility Holding Company Act. The Lessee is not (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 (the "1940 Act") or
      (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            (i) Full Disclosure; No Material Misstatements. None of the representations or warranties made by the Lessee in connection with this Participation Agreement as of the date

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                                                         Participation Agreement

      such representations and warranties are made or deemed made, and no report, financial statement or other information furnished by or on behalf of the Lessee to the Lessor, any Investor or the Arranger pursuant to or in connection with this Participation Agreement or the other Operative Documents, contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

            (j) Taxes. Each of the Lessee and each of the material Subsidiaries have filed or caused to be filed all federal, state and local tax returns which are required to be filed by them, and have paid or caused to be paid all Taxes shown to be due and payable on such returns or on any assessments received by any of them, other than any Taxes or assessments the validity of which is being contested in good faith by appropriate proceedings, and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside. No liens for Taxes have been imposed on or with respect to any Property.

            (k) Employee Pension Benefit Plans. The present aggregate value of accumulated benefit obligations of all unfunded and underfunded pension plans of the Lessee and its Subsidiaries (based on those assumptions used for disclosure in corporate financial statements in accordance with GAAP) did not, as of December 31, 2003, exceed by more than $645,000,000 the value of the assets of all such plans. Of such $645,000,000, $185,000,000 is primarily attributable to employee pension plans in countries where the funding of such obligations is not required or customary and $101,000,000 relates primarily to domestic pension plans where funding is not permitted under current tax regulations. In these cases the Lessee has recorded book reserves to meet the obligations. Trust assets totaling approximately $23,100,000 have been established to provide for certain of the foregoing domestic pension benefits, however, because of restrictions relating to bankruptcy or insolvency, such funds are not included in the funded amount of plans for purposes of GAAP.

            (l) Information Delivered to Appraiser. All information heretofore furnished by the Lessee in writing to the Lessor, the Investors, the Arranger and any appraiser of any Property in connection with an Appraisal with respect to the intended use and operation of the Properties for purposes of or in connection with this Participation Agreement and the other Operative Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Lessee in writing to any such Person or to any such appraiser will be, complete and correct in all material respects taken as a whole.

            (m) Name, Location, Etc. As of the Documentation Date, the Lessee's
      (i) exact name as such name appears in its certificate of formation is ITT Industries, Inc., (ii) jurisdiction of organization is the State of Indiana and (iii) chief executive office and principal place of business are located at 4 West Red Oak Lane, White Plains, NY 10604.

            (n) Liens. The Lessor Mortgage with respect to the Subject Property creates, or upon its execution will create, a valid security interest in and mortgage lien on the Subject Property purported to be covered thereby in favor of the Lessor, and upon recordation of such Lessor Mortgage and the Lessor Financing Statements relating to the Subject Property, such security interest and mortgage lien will constitute first priority perfected security interests and mortgage liens, prior to all Liens other than Permitted Property Liens and no Property shall be encumbered by any Liens not identified in Title Abstracts approved in writing by the Lessor.

            (o) Offer of Securities, etc. Neither the Lessee nor any Person authorized to act on their behalf has, directly or indirectly, (i) offered any interest in the Properties (or, if such sale or

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                                                         Participation Agreement

      offer would be integrated with the sale or offer of such interest in the Properties, any other interest similar thereto) for sale to any Person or
      (ii) solicited from any Person any offer to acquire any interest in the Properties (or any such other interest), in either case in violation of the Securities Act.

            (p) Compliance with Law and Insurance Requirements. The contemplated use of each Subject Property by the Lessee and its agents, assignees, employees, lessees, sublessees, licensees, tenants and subtenants shall be in material compliance with all Applicable Law (including all zoning and land use laws and Environmental Laws) and Insurance Requirements, except for such Applicable Law as it shall be contesting in good faith by appropriate proceedings. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to Lessee's actual knowledge, threatened with respect to it, or the Subject Property that materially adversely affects the title to, or the use, operation or value of, the Subject Property.

            (q) Utilities, etc. All utilities required to adequately service the applicable Improvements for each Subject Property in accordance with its intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). No Casualty has had a Material Adverse Effect or a material adverse effect on the rights and remedies of the Lessor or any Investor under the Operative Documents, the ability of the Lessee to perform its obligations under the Operative Documents or the Fair Market Sales Value, utility, condition or residual value of any Subject Property. Each Subject Property has available all material services of public facilities and other utilities necessary for use and operation of such Property for its intended purpose, including adequate water and electricity. All utilities serving the Subject Property are located in, and access to such Property is provided by, either public rights-of-way abutting such Property or Appurtenant Rights. All material licenses, approvals, authorizations, consents, permits (including building, demolition and Environmental Permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Material on, at, under or from the Subject Property during the construction of the Improvements thereon, and (y) construction of Modifications (if any) on each Subject Property have been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be. The Lessee has obtained all appropriate Governmental Action, and has and will keep in full force and effect, all material operating permits, in each case to the extent necessary to allow for each Subject Property to be operated in accordance with its intended use.

            (r) Deed. The Deed for each Subject Property that is or is to be a Leased Property is sufficient to convey to the Lessor good and marketable title to such Property (subject to any Permitted Property Liens).

            (s) Insurance. The Lessee will, on or before the Acquisition Date, have obtained insurance coverage covering the Subject Property that meets the requirements set forth in Article XIII of the Master Lease, and such coverage shall be in full force and effect.

            (t) Flood Hazard Areas. Except as otherwise identified on the applicable survey, plat or map with respect to the Subject Property delivered pursuant to Section 6.1(d), no portion of the Subject Property will be located within an area identified as a special flood hazardous area by the Federal Emergency Management Agency.

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                                                         Participation Agreement

            (u) Title. The representations and warranties of the Lessee set forth in Section 13.5(a) are true and correct.

      Section 8.2. Representations on the Acquisition Date and each Replacement Date. The Lessee represents and warrants to the other parties hereto as of the Acquisition Date and as of each Replacement Date as follows:

            (a) Representations and Warranties. The Lessee's representations and warranties set forth in Section 8.1 are true and correct on and as of the Acquisition Date or applicable Replacement Date, as the case may be, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

            (b) No Lease Default, etc. The Lessee is in compliance with its obligations under the Operative Documents and there exists no Lease Default or Lease Event of Default. No Lease Default or Lease Event of Default will occur as a result of, or after giving effect to, (i) in the case of a Subject Property that is a Mortgaged Property, the granting of the Liens under the Lessor Mortgages on the Acquisition Date or Replacement Date (as applicable) or (ii) in the case of a Subject Property that is a Leased Property, the purchase of such Leased Property on the Acquisition Date or the replacement of the applicable Property on the Replacement Date, as the case may be.

            (c) Liens. The Lessee has not permitted any Liens to be placed against any Property other than Permitted Property Liens.

            (d) Advance. The applicable conditions precedent to the closing date for the applicable acquisition or replacement of Property set forth in
      Article VI have been satisfied (to the extent required to be satisfied by the Lessee).

      Section 8.3. Warranties and Representations of the Lessor. The Lessor hereby represents and warrants to the Lessee that:

            (a) The Lessor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party.

            (b) The Operative Documents to which it is, or will be, a party have been duly authorized by all requisite limited liability company action, have been duly executed and delivered by the Lessor, and constitute, and each other Operative Document to which Lessor is a party when executed and delivered by Lessor will constitute, the valid and binding obligations of the Lessor enforceable against the Lessor in accordance with the respective terms thereof, except as such enforceability may be limited by
      (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
      (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) Neither the execution and delivery of the Operative Documents, the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the provisions thereof will require consent, approval, authorization, filing, registration or

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                                                         Participation Agreement

      qualification under or conflict with or violate any Applicable Law that applies to the Lessor or any of its property, except as contemplated by the Operative Documents.

            (d) The Lessor is not and will not be funding the Property Costs hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

            (e) The Lessor is participating in the Transactions for its own account and not with a view toward redistribution; provided that disposition of its rights hereunder shall remain in its control and the foregoing shall not affect the ability of the Lessor to assign, transfer or sell participations in its rights in accordance with the Operative Documents.

            (f) Lessor Liens. There are no Lessor Liens on any Property or any part thereof, and the execution, delivery and performance by the Lessor of the Operative Documents to which it is or will be a party will not subject any Property or any part thereof to any Lessor Liens.

      Section 8.4. Representations of each Investor. Each Investor represents and warrants to the other parties hereto that:

            (a) Source of Funds. Such Investor is not and will not be making its capital contributions to the Lessor under the Lessor LLC Agreement, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

            (b) Status. Such Investor is an Affiliate of a commercial bank, branch or agency of a foreign bank or other similar financial institution.

            (c) Acquisition for Investment. Each Investor is participating in the Transactions for its own account and not with a view toward redistribution; provided that disposition of its rights hereunder shall remain in its control and the foregoing shall not affect the ability of any Investor to assign or sell participations in its rights in accordance with the Operative Documents.

            (d) Lessor Liens. There are no Lessor Liens attributable to such Investor on any Property or any part thereof, and the execution, delivery and performance by such Investor of the Operative Documents to which it is or will be a party will not subject any Property or any part thereof to any Lessor Liens attributable to such Investor.

                                   ARTICLE IX

                           PAYMENT OF CERTAIN EXPENSES

      The Lessee agrees, for the benefit of the Arranger, the Lessor and each Investor, that:

      Section 9.1. Transaction Expenses and Other Fees and Expenses. (a) The Lessee shall pay, or cause to be paid, from time to time all Transaction Expenses in respect of the transactions on the Documentation Date, the Acquisition Date, each Termination Date and each Replacement Date.

      (b) The Lessee shall pay or cause to be paid when due the Fees.

                                                         Participation Agreement

      (c) The Lessee shall pay or cause to be paid, on demand, (i) all reasonable out-of-pocket expenses of the Lessor, the Lessor Administrator, each Investor and the Arranger (including reasonable attorneys' fees and legal expenses) incurred in connection with this Participation Agreement, the other Operative Documents and the transactions contemplated hereby and thereby, (ii) all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lessor, the Lessor Administrator, each Investor and the Arranger in connection with any future amendments, supplements or waivers with respect to any of the Operative Documents, whether or not such amendments, supplements or waivers are ultimately entered into or given, (iii) all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lessor, the Lessor Administrator, each Investor and the Arranger in connection with any purchase, termination or replacement of any Property by the Lessee or any other Person pursuant to the Master Lease and (iv) all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lessor, the Lessor Administrator, any Investor or the Arranger in respect of (A) the enforcement or protection of any of their rights or remedies against the Lessee under any of the Operative Documents or (B) the negotiation of any restructuring or "work-out" with the Lessee, whether or not consummated, of any Obligations of the Lessee.

      Section 9.2. Brokers' Fees and Stamp Taxes. The Lessee shall pay or cause to be paid any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excise, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

      Section 9.3. Lessor LLC Agreement and Related Obligations. The Lessee shall pay, without duplication of any other obligation of the Lessee to pay any such amount under the Operative Documents, before the due date thereof, all costs, expenses and other amounts required to be paid by the Lessor under the Lessor LLC Agreement or the Lessor Administration Agreement, or for which the Lessor is responsible under the Lessor LLC Agreement or the Lessor Administration Agreement, including (i) all direct costs and expenses related to the activities of the Lessor (other than the fees and expenses of counsel retained by each Shareholder with respect to the preparation and negotiation of the Lessor LLC Agreement), including the fees and expenses of The Corporation Trust Company, (ii) the nonrefundable administration fee payable to the Lessor Administrator during the period commencing on the Acquisition Date and ending on the Expiration Date in the amount of $10,000 per annum (payable annually in advance) and (iii) the fees, costs and expenses of the U.S. Auditor (as defined in the Lessor LLC Agreement) in connection with the preparation of records, books and accounts for the Lessor. All amounts payable by the Lessee pursuant to this Section 9.3 shall be paid directly to the Account.

                                    ARTICLE X

                         OTHER COVENANTS AND AGREEMENTS

      Section 10.1. Affirmative Covenants of the Lessee. The Lessee hereby covenants and agrees with the Lessor, each Investor and the Arranger that so long as this Participation Agreement shall remain in effect or any portion of the Lease Balance or any other amounts payable hereunder or under the other Operative Documents shall be unpaid, unless the Lessor shall otherwise consent in writing, it will, and will cause each of the Lessee Subsidiaries to:

            (a) Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as expressly permitted under Section 10.2(a); provided, however, that nothing in this Section shall prevent the abandonment or termination of the existence, rights or franchises of any Subsidiary or any rights

                                                         Participation Agreement

      or franchises of the Lessee if such abandonment or termination is in the best interests of the Lessee and is not disadvantageous in any material respect to the Lessor or the Investors.

            (b) Business and Properties. Comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority (including any of the foregoing relating to the protection of the environment or to employee health and safety), whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

            (c) Financial Statements, Reports, etc.

                  (i) Furnish to the Lessor (whether submitted in hard copy or by making publicly available), within 120 days after the end of each fiscal year, its consolidated balance sheet and the related consolidated statements of income and cash flows showing its consolidated financial condition as of the close of such fiscal year and the consolidated results of its operations during such year, all audited by Deloitte & Touche or other independent certified public accountants of recognized national standing selected by the Lessee and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present its financial condition and results of operations on a consolidated basis in accordance with GAAP (it being agreed that the requirements of this paragraph may be satisfied by the delivery pursuant to paragraph
            (iv) below of an annual report on Form 10-K containing the foregoing);

                  (ii) Furnish to the Lessor (whether submitted in hard copy or by making publicly available), within 90 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of income, cash flow and stockholders' equity, showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting its financial condition and results of operations on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments (it being agreed that the requirements of this paragraph may be satisfied by the delivery pursuant to paragraph (iv) below of a quarterly report on Form 10-Q containing the foregoing);

                  (iii) Furnish to the Lessor, within 120 days after the end of each fiscal year and within 90 days after the end of each of the first three fiscal quarters of each fiscal year, a certificate of a Financial Officer certifying that, to the best of such Financial Officer's knowledge, no Lease Event of Default or Lease Default has occurred or, if such a Lease Event of Default or Lease Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                  (iv) Furnish to the Lessor (whether submitted in hard copy or by making publicly available), promptly after the same become publicly available, copies of all reports on forms 10-K, 10-Q and 8-K filed by it with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC, or, in the case of the Lessee, copies of all reports distributed to its shareholders, as the case may be;

                                                         Participation Agreement

                  (v) Furnish to the Lessor, promptly, from time to time, such other information as the Lessor or any Investor shall reasonably request; and

                  (vi) Furnish to the Lessor, within 120 days after the end of each fiscal year and within 90 days after the end of each of the first three fiscal quarters of each fiscal year, calculations of the financial test referred to in Section 10.2(d).

      The requirements of clauses (i), (ii) and (iv) above may be satisfied by the posting of such documents on the Lessee's internet homepage located at www.itt.com or the SEC's homepage on the internet; provided, that such documents are in a format that is downloadable and printable.

            (d) Insurance. Without limitation of the Lessee's obligations under
      Article XIII of the Master Lease, keep its insurable properties adequately insured at all times by financially sound and reputable insurers, and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses (it being understood that the Lessee and its Subsidiaries may self-insure to the extent customary with companies similarly situated and in the same or similar businesses).

            (e) Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

            (f) Litigation and Other Notices. Give to the Lessor and each Investor prompt written notice of the following:

                  (i) the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit or proceeding which could reasonably be expected to result in a Material Adverse Effect; and

                  (ii) any change in any of the Ratings.

            (g) Maintaining Records; Access to Properties and Inspections. Maintain financial records in accordance with GAAP and, upon reasonable notice, at all reasonable times, permit any authorized representative designated by the Lessor to visit and inspect the properties of the Lessee and of any material Lessee Subsidiary and to discuss the affairs, finances and condition of the Lessee and any material Lessee Subsidiary with a Financial Officer of the Lessee and such other officers as the Lessee shall deem appropriate.

            (h) Use of Proceeds. Use the proceeds of the Property Costs paid by the Lessor only for purposes not inconsistent with the Lessee's representation set forth in Sections 8.1(b) and 8.1(g)(ii).

            (i) Notice of Defaults. Promptly and in any event within fifteen
      (15) days after the occurrence of each Lease Default or Lease Event of Default continuing on the date of such statement, deliver to the Lessor and each Investor a statement of a Responsible Officer of the Lessee specifying the nature and extent of such Lease Default or Lease Event of Default and the action (if any) that is proposed to be taken with respect thereto.

                                                         Participation Agreement

            (j) Visitation and Inspection of the Properties. At any reasonable time and from time to time, the Lessee shall permit the Lessor, any Investor and any agents or representatives thereof to visit and inspect the Properties upon reasonable notice to the Lessee (except that no such notice will be required to be given during the existence and continuance of a Lease Event of Default); provided, however, that (x) no such visit or inspection shall include any "cleared areas" that require United States government security clearances unless the applicable agent or representative conducting the inspection has received such required security clearances and (y) any visit or inspection by an individual that is not a U.S. citizen or permanent resident will require notification of the Lessee's security office and will be limited to plant-approved public tour areas (the restrictions described in this proviso, collectively, the "DOD Restrictions"). Any visit to a Property pursuant to this Section 10.1(j) shall be at the sole risk and expense of the visiting party unless a Lease Event of Default has occurred and is continuing, in which case any such visit shall be at the sole expense of the Lessee.

            (k) Compliance with ISRA. If ISRA is applicable, the Lessee shall take all actions, at its sole cost and expense, to maintain Compliance with ISRA with respect to the Clifton Property. "Compliance with ISRA" shall mean performance by the Lessee of any requirements imposed under ISRA as a result of the Transactions. The ISRA process shall be deemed completed upon the receipt by the Lessee of an NFA Letter, as defined by N.J.S.A. 13:I K-9(e); with respect to the ISRA proceeding related to the Transactions, and full satisfaction of any and all conditions or requirements established by NJDEP in such NFA Letter.

            (l) Title Abstract for Clifton Property; Title Insurance for Properties.

                  (i) The Lessee will furnish to the Lessor, not later than
            ninety (90) days after the Closing Date, a new Title Abstract for the Clifton Property, which Title Abstract shall be dated down to a date after the Closing Date and shall identify no Liens (including any easements, covenants, leases, agreements or other items), claims or lawsuits affecting the Clifton Property other than Permitted Property Liens.

                  (ii) If the Lessee's senior unsecured debt rating falls below
            "BBB - " (in the case of S&P) or below "Baa3" (in the case of Moody's), or if either Moody's or S&P shall cease to provide a rating for the Lessee's senior unsecured debt, then, in any such case, the Lessee shall (x) notify the Lessor of such downgrade or such cessation immediately and in any event no later than five (5) Business Days after the occurrence thereof and (y) upon the request of the Lessor, obtain a Title Insurance Policy within fifteen (15) Business Days after such request with respect to each Property specified by the Lessor that is then subject to the Master Lease (as a Leased Property or as a Mortgaged Property) and had a Go Dark Value in excess of $7,000,000. Each Title Insurance Policy required under this Section 10.1(l)(ii) shall be in an amount not less than the then outstanding Termination Base Amount of each applicable Property.

      Section 10.2. Negative Covenants. The Lessee covenants and agrees with the Lessor and each Investor that so long as this Participation Agreement shall remain in effect or any portion of the Lease Balance or any other amounts payable hereunder or under the other Operative Documents shall be unpaid, unless the Lessor shall otherwise consent in writing, it will not, and will not cause or permit any of the Lessee Subsidiaries to:

      (a) Consolidations, Mergers, and Sales of Assets. Consolidate or merge with or into any other person or sell, lease or transfer all or substantially all of its property and assets, or agree to do any of the foregoing, unless (i) no Lease Default or Lease Event of Default has occurred and is continuing or

                                                         Participation Agreement

would have occurred immediately after giving effect thereto, and (ii) in the case of a consolidation or merger involving the Lessee and in which the Lessee is not the surviving corporation or, in the case where the Lessee sells, leases or transfers all or substantially all of its property and assets, the surviving corporation or person purchasing, leasing or receiving such property and assets is organized in the United States of America or a state thereof and agrees to be bound by the terms and provisions applicable to the Lessee hereunder.

      (b) Limitations on Liens. Without limitation of the Lessee's agreements set forth in Section 11.1 of the Master Lease, create, suffer to be created, or assume (directly or indirectly) any mortgage, pledge or other lien upon any Principal Property, or permit any Restricted Subsidiary to create, suffer to be created, or assume (directly or indirectly) any mortgage, pledge or other lien upon any Principal Property; provided, however, that this covenant shall not apply to any of the following:

            (i) any mortgage, pledge or other lien on any Principal Property hereafter acquired, constructed or improved by the Lessee or any Restricted Subsidiary which is created or assumed to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or any mortgage, pledge or other lien on any Principal Property existing at the time of acquisition thereof; provided, however, that the mortgage, pledge or other lien shall not extend to any Principal Property theretofore owned by the Lessee or any Restricted Subsidiary;

            (ii) any mortgage, pledge or other lien on any Principal Property existing on the date of this Participation Agreement as described in
      Schedule 10.2(b);

            (iii) any mortgage, pledge or other lien existing upon any property of a company which is merged with or into or is consolidated into, or substantially all the assets or shares of capital stock of which are acquired by, the Lessee or a Restricted Subsidiary, at the time of such merger, consolidation or acquisition; provided that such mortgage, pledge or other lien does not extend to any other Principal Property, other than improvements to the property subject to such mortgage, pledge or other lien;

            (iv) any pledge or deposit to secure payment of workers' compensation or insurance premiums, or in connection with tenders, bids, contracts (other than contracts for the payment of money) or leases;

            (v) any pledge of, or other lien upon, any assets as security for the payment of any tax, assessment or other similar charge by any Governmental Authority or public body, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

            (vi) any pledge or lien necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by the Lessee or a Restricted Subsidiary or required in connection with the institution by the Lessee or a Restricted Subsidiary of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by the Lessee or a Restricted Subsidiary, or required in connection with any order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; or the making of any deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation in order to entitle the Lessee or a Restricted Subsidiary to maintain self-insurance or to participate in any fund in connection with workers' compensation, unemployment insurance, old age pensions or

                                                         Participation Agreement

      other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;

            (vii) any mechanics', carriers', workmen's, repairmen's, or other like liens, if arising in the ordinary course of business, in respect of obligations which are not overdue or liability for which is being contested in good faith by appropriate proceedings;

            (viii) any lien or encumbrance on property in favor of the United States of America, or of any agency, department or other instrumentality thereof, to secure partial, progress or advance payments pursuant to the provisions of any contract;

            (ix) any mortgage, pledge or other lien securing any indebtedness incurred in any manner to finance or recover the cost to the Lessee or any Restricted Subsidiary of any physical property, real or personal, which prior to or simultaneously with the creation of such indebtedness shall have been leased by the Lessee or a Restricted Subsidiary to the United States of America or a department or agency thereof at an aggregate rental, payable during that portion of the initial term of such lease (without giving effect to any options of renewal or extension) which shall be unexpired at the date of the creation of such indebtedness, sufficient (taken together with any amounts required to be paid by the lessee to the lessor upon any termination of such lease) to pay in full at the stated maturity date or dates thereof the principal of and the interest on such indebtedness;

            (x) any mortgage, pledge or other lien securing indebtedness of a Restricted Subsidiary to the Lessee or a Restricted Subsidiary, provided in the case of any sale or other disposition of such indebtedness by the Lessee or such Restricted Subsidiary, such sale or other disposition shall be deemed to constitute the creation of another mortgage, pledge or other lien not permitted by this clause (x);

            (xi) any mortgage, pledge or other lien affecting property of the Lessee or any Restricted Subsidiary securing indebtedness of the United States of America or a State thereof (or any instrumentality or agency of either thereof) issued in connection with a pollution control or abatement program required in the opinion of the Lessee to meet environmental criteria with respect to manufacturing or processing operations of the Lessee or any Restricted Subsidiary and the proceeds of which indebtedness have financed the cost of acquisition of such program;

            (xii) the renewal, extension, replacement or refunding of any mortgage, pledge, lien, deposit, charge or other encumbrance permitted by the foregoing provisions of this covenant upon the same property therefore subject thereto, or the renewal, extension, replacement or refunding of the amount secured thereby, provided that in each case such amount outstanding at that time shall not be increased;

            (xiii) any other mortgage, pledge or other lien, provided that immediately after the creation or assumption of such mortgage, pledge or other lien, the total of (x) the aggregate principal amount of indebtedness of the Lessee and all Restricted Subsidiaries secured by all mortgages, pledges and other liens created or assumed under the provisions of this clause (xiii), plus (y) the aggregate amount of Capitalized Lease-Back Obligations of the Lessee and Restricted Subsidiaries under the entire unexpired terms of all leases entered into in connection with sale and lease-back transactions which would have been precluded by the provisions of Section 10.2(c) but for the satisfaction of the condition set forth in clause (ii) thereof, shall not exceed an amount equal to 5% of Consolidated Net Tangible Assets; or

                                                         Participation Agreement

            (xiv) any security interest or lien related to cash collateralization of L/C Exposures (as defined in the Existing Credit Agreement) pursuant to Article VI of the Existing Credit Agreement.

The lease of any property by the Lessee or a Restricted Subsidiary and rental obligations with respect thereto (whether or not arising out of a sale and lease-back of properties and whether or not in accordance with GAAP such property is carried as an asset and such rental obligations are carried as indebtedness on the Lessee's or a Restricted Subsidiary's balance sheet) shall not in any event be deemed to be the creation of a mortgage, pledge or other lien.

      (c) Limitations on Sale and Leaseback Transactions. In the case of the Lessee or any Restricted Subsidiary, enter into any arrangement with any person providing for the leasing by the Lessee or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years and except for leases between the Lessee and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Lessee or such Restricted Subsidiary to such person more than 120 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, unless either (i) the Lessee shall apply an amount equal to the greater of the Fair Value of such property or the net proceeds of such sale, within 120 days of the effective date of any such arrangement, to the retirement (other than any mandatory retirement or by way of payment at maturity) of Indebtedness or to the acquisition, construction, development or improvement of properties, facilities or equipment used for operating purposes which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or a part thereof; or
(ii) at the time of entering into such arrangement, such Principal Property could have been subjected to a mortgage, pledge or other lien securing indebtedness of the Lessee or a Restricted Subsidiary in a principal amount equal to the Capitalized Lease-Back Obligations with respect to such Principal Property under paragraph (xiii) of Section 10.2(b).

      (d) Consolidated EBITDA to Consolidated Interest Expense. Permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, each as calculated for any period of the four prior consecutive fiscal quarters, to be less than 3.75 to 1.0.

      Section 10.3. Covenants of the Lessor. Each of the Lessor and each Investor hereby severally agrees that, until payment in full of the Lease Balance or such other time as the Master Lease shall have terminated with respect to all of the Properties:

            (a) it will not create, incur, assume or suffer to exist any Lessor Lien attributable to it upon any Property, or upon the Master Lease, the Lease Supplements or any other Operative Document; and

            (b) it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties and its rights under the Operative Documents attributable to it; provided that such Person may contest any such Lessor Lien in good faith and by appropriate proceedings so long as such contest shall not involve (x) any enjoinment of, or interference with, the Lessee's use, possession or operation of any Property, (y) any risk of criminal liability being imposed on the Lessee or (z) any material risk of foreclosure, forfeiture or loss of any Property or any material part thereof.

      Section 10.4. Release of Property. If the Lessee shall at any time (i) purchase any affected Property pursuant to Section 15.1 of the Master Lease,
(ii) exercise its Termination Option with respect to any Property, (iii) exercise its Replacement Option with respect to any Property or (iv) purchase (or cause to be purchased) all of the Leased Properties in accordance with the Master Lease, and in each case, the

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                                                         Participation Agreement

Lessee satisfies each of the obligations and conditions set forth in the Master Lease for the release of a Property therefrom, then, upon payment by the Lessee of all amounts required to be paid by the Lessee in connection therewith and the application of such payments pursuant to Article VII, including all amounts due and owing pursuant to Article XIII of this Participation Agreement, the applicable purchased Property, Terminated Property or replaced Property (as the case may be) shall be released from the Liens created by the Operative Documents (including any Liens created by the Lease Supplement or other Lessor Mortgage covering such Property), and the Lessor and each Investor shall, at the sole cost and expense of the Lessee, execute and deliver such instruments as the Lessee may reasonably request to effectuate and evidence such releases.

                                   ARTICLE XI

                               CERTAIN AGREEMENTS

      Section 11.1. Certain Restrictions on Access. The Lessor and each Investor specifically acknowledge that (a) certain portions of the Properties may be subject to (i) United States government export control regulations and (ii) the National Industrial Security Policy Operating Manual procedures and (b) notwithstanding any legal right of the Lessor and the Investors, access to the Properties shall be limited as set forth in Section 10.1(j).

      Section 11.2. Permitted Tax Disclosure. Notwithstanding anything herein to the contrary, any party to this Participation Agreement (and any employee, representative or other agent of any party to this Participation Agreement) may disclose to any and all persons, without limitation of any kind: (a) the United States federal income tax treatment and United States federal income tax structure of the transactions contemplated by the Operative Documents and any facts that may be relevant to understanding the United States federal or state income tax treatment of such transactions ("tax treatment"); and (b) all materials of any kind (including opinions or other tax analyses) that are provided to such party (or any employee, representative or other agent of such party) relating to such tax treatment and tax structure. However, such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

                                   ARTICLE XII

                 TRANSFERS OF INVESTORS' AND LESSOR'S INTERESTS

      Section 12.1. Assignments. (a) Each Investor may, without the prior written consent of the Lessee, assign or otherwise transfer all or a portion of its Lessor Interest to one or more transferees in accordance with Article X of the Lessor LLC Agreement; provided that the name and address of the transferee shall be provided to the Lessee at the time of the transfer for recordation in its books and records. Upon the effectiveness of any such assignment or other transfer, the transferee of such Lessor Interest shall become an "Investor" for all purposes of the Operative Documents and, to the extent of such transfer, the assigning Investor shall be relieved of its obligations hereunder to the extent of the Lessor Interest being assigned or otherwise transferred.

      (b) The Lessor may, with the prior written consent of the Lessee (which consent shall not be unreasonably withheld or delayed), assign all of its rights and obligations hereunder to any Person pursuant to an assignment agreement in form and substance reasonably satisfactory to the Lessee; provided that the name and address of such Person shall be provided to the Lessee at the time of the transfer for recordation in its books and records. Any assignment hereunder shall be effective on the

                                                         Participation Agreement

effective date of the applicable assignment agreement. The Lessor shall make such filings and give such notices as shall be necessary to evidence such assignment in all public offices where filings have been made under the Operative Documents, and the Lessee shall cooperate with the Lessor in effecting such filings and notices. Upon the effectiveness of any such assignment, the assignee shall become the "Lessor" for all purposes of the Operative Documents and the assignor shall be relieved of its obligations hereunder. The Lessee shall not be responsible for any costs or expenses incurred in connection with an assignment of all or any of the Lessor's rights and obligations pursuant to this Section 12.1, and the Lessor (or its assignee) shall pay all such costs and expenses, including (x) any and all Taxes and fees incurred in recording, registering or filing any document or instrument, or giving any notices in connection with any such assignment and (y) all reasonable costs and expenses (including legal expenses) incurred by the Lessee in connection with such assignment. In connection with any assignment pursuant to this Section 12.1(b), the Lessee will, promptly upon the request of the Lessor, execute and deliver an acknowledgment of such assignment and the succession of the transferee to all rights and obligations of the transferor Lessor under the Operative Documents in such form as the transferee may reasonably request.

      Section 12.2. Participations. Each Investor may sell, transfer, grant or assign participations in all or any part of such Investor's interests and obligations hereunder; provided that (i) such selling Investor shall remain an "Investor", for all purposes under the Operative Documents (such selling Investor's obligations under the Operative Documents remaining unchanged) and the sub-participant shall not constitute an Investor, (ii) no such sub-participant shall have, or be granted, rights to approve any amendment or waiver relating to the Operative Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any investment in which the sub-participant is participating,
(B) postpone the date fixed for any payment of principal (including extension of the Expiration Date or the date of any mandatory prepayment), interest or fees in which the sub-participant is participating, or (C) release all or substantially all of the collateral or guarantees (except as expressly provided in the Operative Documents) supporting any of the investment in which the sub-participant is participating, (iii) sub-sub-participations by the sub-participant (except to an Affiliate, parent company or Affiliate of a parent company of the sub-participant) shall be prohibited and (iv) written notice of each such participation is given to the Lessee and the name and address of the sub-participant shall be provided to the Lessee at the time of the participation for recordation in its books and records. In the case of any such participation, the sub-participant shall not have any rights under the Operative Documents (the sub-participant's rights against the selling Investor in respect of such participation to be those set forth in the participation agreement with such Investor creating such participation) and all amounts payable by the Lessee hereunder shall be determined as if such Investor had not sold such participation; provided, however, that such sub-participant shall be entitled to receive additional amounts under Sections 13.7, 13.8 and 13.9 on the same basis as if it were an Investor (but only to the extent that the Investor would have been entitled to receive such additional amounts with respect to the interest participated had it not sold such participation). The Lessee shall not be responsible for any costs or expenses incurred by any Investor in connection with a sale, transfer, grant or assignment of participations pursuant to this
Section 12.2.

      Section 12.3. Withholding Taxes; Pledge Under Regulation A. (a)If the assignee of any Investor pursuant to Section 12.1 or the subparticipant of any Investor pursuant to Section 12.2 is (i) not a citizen or resident of the United States of America, (ii) not a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) not an estate or trust that is subject to federal income taxation regardless of the source of its income (each, a "Non-U.S. Transferee"), then such Non-U.S. Transferee shall deliver upon the request of the Lessee (or cause to be delivered) to each of the Lessor and the Lessee one of the following properly completed and signed U.S. tax forms: (i) an IRS form W-8ECI (or successor applicable form) or (ii) an IRS form W-8BEN (or successor applicable form) certifying its foreign status and, if applicable, claiming

                                                         Participation Agreement

an exemption under a U.S. tax treaty for all income payable to such Non-U.S. Transferee under the Operative Documents. If a Non-U.S. Transferee fails, upon request by the Lessee, to deliver one of the above valid forms, the Lessee may (notwithstanding Section 13.6) withhold the applicable amount of U.S. income tax on payments it makes to (or to the Lessor on behalf of) the Non-U.S. Transferee, and the Non-U.S. Transferee shall not be entitled to indemnification under
Section 13.4 for the U.S. withholding taxes so imposed. If the assignee of any Investor pursuant to Section 12.1 or the subparticipant of any Investor pursuant to Section 12.2 is not a Non-U.S. Transferee (each, a "U.S. Transferee"), then such U.S. Transferee shall deliver (or cause to be delivered) to each of the Lessor and the Lessee a properly completed and signed U.S. tax form W-9.

      (a) The Lessor and each Investor may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XII, disclose to such assignee or participant or proposed assignee or participant, any information relating to the Lessee or the transactions under the Operative Documents, subject to appropriate confidentiality requirements relating to such information.

      (b) Anything in this Article XII to the contrary notwithstanding, any Investor may without the consent of Lessee or the Lessor, assign and pledge all or any portion of its investment in the transactions contemplated hereby to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise; provided, any payment by the Lessee for the benefit of the assigning or pledging Investor shall be deemed to satisfy the Lessee's obligations with respect thereto.

                                  ARTICLE XIII

                                 INDEMNIFICATION

      Section 13.1. General Indemnification. (a) The Lessee agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise, except as set forth in
Section 13.1(b) below), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Documentation Date or after the Expiration Date, in any way relating to or arising out of the transactions contemplated by this Participation Agreement and the other Operative Documents, including:

            (i) any of the Operative Documents and any amendment, modification or waiver in respect thereof;

            (ii) the Properties or any part thereof or interest therein;

            (iii) the purchase, design, construction, preparation, installation, inspection, delivery, nondelivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including any sale pursuant to Section 16.2(e) or 16.2(g) of the Master Lease or any sale, purchase or termination pursuant to Article XV, XVIII or XIX of the Master Lease), return or other disposition of all or any part or any interest in the Properties or the imposition of any Lien thereon, including: (1) Claims or penalties arising from any violation of law or in tort (on the basis of strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3)

                                                         Participation Agreement

      any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Property, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by Lessee or Lessee pursuant to the Lease which are in effect at any time with respect to any Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement with respect to any Property, and (6) Claims arising from any public improvements with respect to any Property resulting in any change or special assessments being levied against any Property or any plans to widen, modify or realign any street or highway adjacent to any Property, or any Claim for utility "tap-in" fees;

            (iv) the breach or, to the extent a Claim actually arises as a result thereof, the alleged breach, by the Lessee of any covenant, representation or warranty made by it in any Operative Document or any certificate required to be delivered by it by any Operative Document;

            (v) the retaining or employment of any broker, finder or financial advisor (other than the Arranger) by the Lessee to act on its behalf in connection with this Participation Agreement or any other Operative Document;

            (vi) the existence of any Lien on or with respect to any Property, any Improvements, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Modifications constructed by the Lessee;

            (vii) any ground lease, sublease or any other lease or arrangement (including any structure involving a local tax abatement structure or acquisition of equity interests in entities which directly or indirectly own a Property) pursuant to which the Lessor acquires its interest in any Property; and

            (viii) any failure by the Lessee to pay all amounts of Rent as and when the same become due, including any Claims incurred by the Lessor in connection with any draw made by it on an overdraft facility for the purpose of paying amounts owing to any other Person.

      (b) Notwithstanding the terms of clause (a) of this Section 13.1, the Lessee shall not be required to indemnify any Indemnitee under this Section 13.1 for any Claim to the extent arising or resulting from (1) the willful misconduct or gross negligence of such Indemnitee (it being understood that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim), (2) a breach by such Indemnitee of any agreement entered into in connection with the assignment or participation of any interest of such Indemnitee under the Operative Documents, (3) acts or events occurring in respect of any Property in the period after the Lessee shall have returned such Property to the Lessor in full compliance with all requirements of the Master Lease to the extent not resulting from any act or event otherwise covered by this indemnity that occurred during the period that the Lessee leased such Property, (4) the failure of such Indemnitee to comply with laws applicable to banks or their affiliates generally or the failure of such Indemnitee to file any notice, report, filing or other document required by any Governmental Authority regulating banks or their affiliates in connection with such Indemnitee's execution of, and participation in the transactions contemplated by, the Operative Documents, (5) Taxes or Impositions (it being understood and agreed by the parties hereto that all Claims relating to Taxes or Impositions shall be governed solely by the provisions of Section 13.4) or (6) as to the Lessor, the failure of the Lessor to distribute in accordance with this Participation Agreement and the Lessor LLC Agreement (as applicable) any amounts received

                                                         Participation Agreement

and distributable by it thereunder so long as such amounts were received in accordance with the Operative Documents. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

      Section 13.2. Environmental Indemnity. Without limitation of the other provisions of this Article XIII, the Lessee hereby agrees (at all times, whether or not the Lease Term shall have commenced) to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims (including Governmental Authority Claims and third party Claims for personal injury or real or personal property damage), losses (including, to the extent the Termination Base Amount therefor has not been fully paid, any loss of value of the Property related thereto), damages (including any consequential damages), liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, Remedial Action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including reasonable and documented attorneys' and/or paralegals' fees and expenses), including all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local Governmental Authority, in any way relating to or arising in whole or in part, out of (or alleged to in any way relate to or arise in whole or in part out of):

            (a) the presence on or under any Property of any Hazardous Materials, or any Releases of any Hazardous Materials on, under, from or onto any Property;

            (b) any activity, including construction, carried on or undertaken on or off any Property, and whether by the Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Property;

            (c) loss of or damage to any property or the environment (including clean-up costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws arising from any Property or related thereto;

            (d) any Claim concerning lack of compliance with Environmental Laws at any Property, or any act or omission causing an Environmental Violation that requires remediation or would allow any Governmental Authority to record a Lien on the land records of any Property; or

            (e) any residual contamination on or under any Land, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials on or relating to any Land, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances, provided, however, that the Lessee shall not be required to indemnify any Indemnitee under this Section 13.2 for (i) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or

                                                         Participation Agreement

(ii) any Claim to the extent attributable solely to acts, circumstances or events occurring in the period after the Lessee shall have returned all of the Leased Properties to the Lessor in full compliance with the provisions of the Operative Documents to the extent not resulting from any act or event otherwise covered by this indemnity that occurred during the period that the Lessee leased the Leased Properties. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

      Section 13.3. Proceedings in Respect of Claims. In case any action, suit or proceeding shall be brought against any Indemnitee in respect of Claims indemnifiable under Sections 13.1 or 13.2, such Indemnitee shall promptly notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at the Lessee's expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that if the Lessee shall have exercised its rights to control the defense of such Claim to the exclusion of the applicable Indemnitee, the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and the Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee's counsel, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Property Lien) on the Properties or any part thereof or any interference with the payment of Rent unless, in the case of civil liability only, the Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect of such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee that the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) a Lease Event of Default has occurred and is continuing. The Indemnitee will join in the Lessee's efforts to sever such action. In the event that an Indemnitee has assumed control of any such proceeding, it shall keep the Lessee fully apprised of the status of such action, suit or proceeding and shall provide the Lessee with all information with respect to such action, suit or proceeding as the Lessee may reasonably request. The Indemnitee may participate at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or 13.2 without prior written consent of the Indemnitee, which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnitee.

      Each Indemnitee shall at the expense of the Lessee supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by Section 13.1 or 13.2. Unless a Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim that is entitled to be indemnified under Section 13.1 or 13.2 without the prior written consent of the Lessee, unless such Indemnitee waives its rights to be indemnified under
Section 13.1 or 13.2, as the case may be, with respect to such Claim.

      Upon payment in full of any Claim by the Lessee pursuant to Section 13.1 or 13.2 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and

                                                         Participation Agreement

give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

      Any amount payable to an Indemnitee pursuant to Section 13.1 or 13.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

      Section 13.4. General Tax Indemnity.

      (a) Indemnification. Without limitation of the rights of any Tax Indemnitee under any other indemnification provision of this Article XIII, the Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis. The determination of all Impositions to be paid or indemnified against by the Lessee on an After Tax Basis shall be made (in good faith) by the Tax Indemnitee. Such determination shall state with reasonable clarity and detail the basis for such determination and shall, absent manifest error, be final and conclusive and binding on the Lessee.

      (b) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to this Section 13.4, or if any Tax Indemnitee shall determine that any Imposition to which the Lessee may have an indemnity obligation pursuant to this Section 13.4 may be payable, such Tax Indemnitee shall promptly (and in any event, within thirty (30) days) notify the Lessee in writing (provided that failure to so notify the Lessee within thirty
(30) days shall not alter such Tax Indemnitee's rights under this Section 13.4 except to the extent such failure precludes the ability to conduct a contest of the applicable Impositions) and, so long as no Lease Default or Lease Event of Default has occurred and is continuing, shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by the Lessee; provided, however, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by Applicable Law to take action prior to the end of such thirty (30) day period, such Tax Indemnitee shall, in such notice to the Lessee, so inform the Lessee and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 10 days after the receipt of such notice by the Lessee unless such Tax Indemnitee shall be required by Applicable Law to take action prior to the end of such ten (10) day period, provided, further, however, that the failure of the Tax Indemnitee to give notice referred to in this sentence shall not diminish Lessee's obligations hereunder except to the extent that such failure precludes Lessee from contesting such claim.

      The Lessee shall be entitled for a period of thirty (30) days from receipt of such notice from such Tax Indemnitee (or such shorter period as such Tax Indemnitee has notified the Lessee is required by Applicable Law for such Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest the Imposition, at the Lessee's sole expense. If (x) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee, (y) such contest must be pursued in the name of such Tax Indemnitee, but can be pursued independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee or (z) such Tax Indemnitee so requests, then the Lessee shall be permitted to control the contest of such claim, provided that in the case of any such contest, if such Tax Indemnitee reasonably determines that such contest by the Lessee could have an adverse impact on the business or operations of such Tax Indemnitee and provides a written explanation to the Lessee of such

                                                         Participation Agreement

determination, such Tax Indemnitee may elect to control or reassert control of the contest. In all other claims relating to Impositions requested to be contested by the Lessee, such Tax Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to the Lessee. Notwithstanding anything to the contrary contained herein, in no event shall the Lessee be permitted to pursue or continue any contest (or such Tax Indemnitee be required to pursue or continue any contest) of any Imposition or claim thereof through any action, suit or proceeding (A) if such Tax Indemnitee provides the Lessee with a legal opinion of independent counsel reasonably acceptable to the Lessee that such action, suit or proceeding involves a risk of imposition of criminal liability or could involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Property Lien) on any Property or any part thereof or any interference with the payment of Rent unless, with respect to civil liability only, the Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Tax Indemnitee in respect of such risk, (B) if any Lease Default or Lease Event of Default has occurred and is continuing, (C) unless the Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on demand and on an After-Tax Basis all reasonable out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Imposition or claim thereof, including all reasonable legal, accounting and investigatory fees and disbursements as well as the Impositions which are the subject of such contest to the extent the contest is unsuccessful, or (D) if such contest shall involve the payment of a Tax prior to the contest, unless the Lessee shall provide to such Tax Indemnitee an interest-free advance in an amount equal to, on an After Tax Basis, the Imposition that the Tax Indemnitee is so required to pay or (E) unless prior to commencing any contest the Lessee shall have acknowledged its liability for the Imposition (if and to the extent that the Tax Indemnitee or Lessee, as the case may be, shall not prevail in the contest in respect of the Imposition). In addition, for Tax Indemnitee controlled contests and claims contested in the name of a Tax Indemnitee, no contest of any Imposition shall be required unless:
(A) the amount of the potential indemnity (taking into account all similar or logically related claims that have been or are likely to be raised in any audit involving any or all of such Tax Indemnitees for which the Lessee may be liable to pay an indemnity under this Section 13.4(b)) exceeds $100,000 and (B) if requested by such Tax Indemnitee, the Lessee shall have provided to such Tax Indemnitee at the Lessee's sole expense, an opinion of independent counsel selected by the Lessee and reasonably acceptable to the Tax Indemnitee that a reasonable basis exists to contest such Imposition (or, in the case of an appeal from an adverse judicial determination, that there is substantial authority for a reversal or favorable modification of such decision of such appeal). In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, a Tax Indemnitee shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.4(b), unless there shall have been a change in law and the Tax Indemnitee shall have received, at the Lessee's expense, an opinion of independent tax counsel selected by the Lessee and reasonably acceptable to the Tax Indemnitee stating that, as a result of such change in law, it is more likely than not that the Tax Indemnitee will prevail in such contest.

      The party conducting the contest of an Imposition shall consult in good faith with the other party and its counsel with respect to such contest (or claim for refund) but the decisions regarding what actions are to be taken with respect to such contest shall be made by the controlling party in its sole judgment. In addition, the party controlling the contest shall keep the non-controlling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant Governmental Authority to the controlling party thereof, relating to such contest.

      Each Tax Indemnitee shall, at the Lessee's sole expense, supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 13.4(b), provided,

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                                                         Participation Agreement

however, that such Tax Indemnitee shall not be required to provide to the Lessee copies of (i) any information, documentation or materials that it reasonably deems to be confidential or proprietary or (ii) its tax returns or any other information, documentation or materials in respect of such Tax Indemnitee's financial position. Notwithstanding anything in this Section 13.4(b) to the contrary, so long as no Lease Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse determination with respect to any claim for which it is entitled to be indemnified under this Section 13.4 (and with respect to which contest is required under this Section 13.4(b)) without the prior written consent of the Lessee (which shall not be unreasonably withheld or delayed), unless such Tax Indemnitee waives its right to be indemnified under this Section 13.4 with respect to such claim pursuant to the next paragraph.

      Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest or continue to contest (and the Lessee shall not be permitted to contest or continue to contest) a claim with respect to any Imposition and shall be permitted to settle or commence any such claim without the consent of Lessee if such Tax Indemnitee shall waive its right to indemnification under this Section 13.4 with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver).

      (c) Payments. Any Imposition indemnifiable under this Section 13.4 shall be paid when due directly to the applicable taxing authority if such direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to this Section 13.4 shall be paid to the relevant Tax Indemnitee within twenty (20) days after receipt of a written demand therefor from such Tax Indemnitee, which demand shall be accompanied by a written statement describing in reasonable detail the amount so payable, but in no event shall the Lessee be required to pay such reimbursement prior to fifteen (15) days before the date that the relevant Taxes are due. Any payments made pursuant to this Section 13.4 shall be made directly to such Tax Indemnitee entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in Schedule II hereto. Upon the request of any Tax Indemnitee with respect to Imposition that the Lessee is required to pay, the Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for the Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

      (d) Reports. In the case of any report, return or statement required to be filed by the Lessor with respect to any Impositions that are subject to indemnification under this Section 13.4, the Lessee shall promptly notify the Lessor of such requirement and, at the Lessee's sole expense (i) if the Lessee is permitted by Applicable Law, timely file such report, return or statement in its own name and send a copy of such report, return or statement to the Lessor, or (ii) if such report, return or statement is required to be in the name of or filed by the Lessor, or the Lessor otherwise requests that such report, return or statement be filed in the name of or by the Lessor, the Lessee shall prepare and finish such report, return or statement in such manner as shall be satisfactory to the Lessor and shall send the same to the Lessor for filing no later than fifteen (15) days prior to the due date therefor. In any case in which any Tax Indemnitee will file any such report, return or statement with respect to any Impositions that are subject to indemnification under this
Section 13.4, the Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow such Tax Indemnitee to file such report, return or statement.

                                                         Participation Agreement

      Section 13.5. Title Representation and Indemnity.

      (a) The Lessee represents and warrants to the Lessor, each Investor and the Arranger that: (i) the Seller of each Leased Property is the sole fee owner thereof and the Lessee is the sole fee owner of each Mortgaged Property, (ii) none of the Properties are encumbered or affected by any Liens, including any mortgages or encumbrances, or any easements, covenants, leases, agreements, restrictions, purchase options, rights of first offer (other than the right of first offer with respect to the Clifton Property that is described on Schedule 10.2(b) hereto), reversionary rights or other interests, other than Permitted Property Liens, (iii) all appurtenances to each Property, including any and all easements, access and other rights appropriate for use and occupancy of such Property for commercial and other purposes are also owned by the Seller thereof free and clear of any third-party rights or claims, (iv) there are no mechanics, tax, judgment or other Liens affecting any of the Properties and all real estate and other Taxes with regard to each Property are current and fully paid and (v) there has not been any work performed or materials supplied to any Property prior to the date hereof which has not been fully paid for and which could give rise to the filing of any mechanic's liens against any Property. With regard to third-party leases, the Lessee also represents and warrants to the Lessor that any leases still appearing in the public records relative to any of the Properties have expired or been terminated and that the tenants named therein have no further rights with respect to the applicable Property or Properties.

      (b) In furtherance of the representations and warranties set forth in clause (a) above and in lieu of title insurance, the Lessee hereby indemnifies and holds the Lessor, the Investors and the Arranger harmless from any and all losses, costs and expenses and any diminution in the value of the Lessor's interest in the Properties that might result from (x) any of the foregoing representations and warranties being incorrect or inaccurate, either now or in the future, or (y) any of the following: (i) the invalidity or unenforceability of the lien of any Lessor Mortgage, (ii) any lack of priority of the Lien of any Lessor Mortgage over any other Lien encumbering any Property, (iii) any violation, variation, encroachment or adverse circumstance that would have been disclosed by an accurate Survey, including any discrepancy which would have been disclosed with respect to the legal description of any Leased Property attached to Exhibit A of the Lease Supplement therefor, or (iv) the existence of any Lien on any Property, including any Permitted Property Lien (other than a Permitted Property Lien of the type described in clause (i), clause (vii) or clause (viii) of the definition thereof), it being understood that the Lessee's liability with respect to the indemnification set forth in this Section 13.5(b) is absolute, joint and several and shall include both intentional and unintentional misrepresentations and breaches. In addition to the foregoing, the Lessee agrees that the representations embodied in Section 13.5(a) are continuing in nature, and the Lessee covenants and agrees that it shall not cause, permit or allow any act to occur or any document to be executed which is or may be at variance with the representations and warranties set forth in Section 13.5(a). In addition, the Lessee agrees that the indemnification embodied in this Section 13.5(b) shall also apply to any breach of the foregoing covenant.

      Section 13.6. Withholding Taxes, etc.

      (a) Payments Free of Taxes.

            (i) All payments made by the Lessee under this Participation Agreement, the Master Lease and the other Operative Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income (but excluding those Taxes described in clauses (i) and (ii) of the definition of Impositions), excise, stamp, transfer or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever (including interest and penalties) now or hereafter imposed (the "Withholding Taxes") by any Governmental Authority or taxing authority domestic or foreign (the "Taxing Authority"), whether or not such Withholding Taxes were correctly or legally asserted. If any

                                                         Participation Agreement

      Withholding Taxes are required to be withheld or deducted from any amounts payable to, or for the benefit of, any Tax Indemnitee or any Affiliate thereof under this Participation Agreement or the other Operative Documents, the amounts so payable to such Tax Indemnitee shall be increased to the extent necessary to yield on an After Tax Basis such amounts payable under this Participation Agreement and the other Operative Documents at the rates or in the amounts specified in this Participation Agreement and the other Operative Documents. Whenever any Withholding Taxes are payable by the Lessee with respect to any payment to or for the account of a particular Tax Indemnitee, as promptly as possible thereafter, the Lessee shall send to such Tax Indemnitee a certified copy of an original official receipt received by the Lessee showing payment thereof. If the Lessee fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Tax Indemnitee required receipts or other required documentary evidence, the Lessee shall indemnify the Tax Indemnitee for any obligations that may become payable by the Tax Indemnitee as a result of any such failure.

            (ii) All payments made by the Lessor under this Participation Agreement and the other Operative Documents to any other Tax Indemnitee shall be made net of any deduction or withholding for Withholding Taxes. If any Withholding Taxes are required to be withheld or deducted from any amounts payable by the Lessor to, or for the benefit of, any other Tax Indemnitee under this Participation Agreement or any other Operative Document, then the Lessee shall indemnify and pay such Tax Indemnitee on an After Tax Basis an amount necessary to yield such Tax Indemnitee (after payment of all Withholding Taxes) such amounts payable under this Participation Agreement and the other Operative Documents at the rates or in the amounts specified in this Participation Agreement and the other Operative Documents.

            (iii) Moreover, if any Taxes (the "Indirect Withholding Taxes") in the nature of Withholding Taxes are directly asserted by any Taxing Authority against any of the Lessor or any Investor with respect to any payment received by such Person, such Person may pay such Taxes and the Lessee will pay directly to such Person (which payment shall constitute Supplemental Rent hereunder), within fifteen (15) Business Days after receipt of a written demand therefor accompanied by a written statement describing in reasonable detail the amount so payable from the Lessor or such Investor (as applicable) such additional amounts (including any interest, reasonable costs or expenses and any penalties incurred in connection therewith) as are necessary in order that on a fully After Tax Basis the net amount received by such Person after the payment of such Indirect Withholding Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Indirect Withholding Taxes not been asserted plus interest on such additional amounts at a rate per annum of Overnight LIBOR plus 77 basis points (or, in the case of any such additional amounts outstanding after the expiration of such fifteen (15) Business Day period, a rate per annum equal to the Overdue Rate), calculated (on the basis of actual days elapsed in a year of 360 days) from the date of payment of such Indirect Withholding Taxes by the Lessor or such Investor (as applicable) to the date of payment of such additional amounts by the Lessee. If the Lessee fails to pay any such Indirect Withholding Taxes as and when due to the appropriate Taxing Authority or fails to remit to the Lessor for the benefit of the Lessor or such Investor (as applicable), the required receipts or other required documentary evidence, then the Lessee shall indemnify the Lessor or such Investor (as applicable), on an After Tax Basis, for any incremental Taxes (whether or not constituting Withholding Taxes), interest, penalties and reasonable expenses that may become payable by the Lessor or such Investor (as applicable) as a result of any such failure.

            (iv) Notwithstanding the foregoing provisions of this Section 13.6(a), if the applicable Tax Indemnitee is a direct or indirect transferee or assignee of an original Tax Indemnitee, then Lessee shall be obligated to indemnify such Tax Indemnitee for Withholding

                                                         Participation Agreement

      Taxes and Indirect Withholding Taxes only to the extent that based on the Applicable Law in effect on the date such Withholding Tax or Indirect Withholding Tax is imposed or becomes payable, the amount of such Tax does not exceed the amount of such Tax that would have been imposed against or payable by such original Tax Indemnitee.

            (v) The obligations of the Lessee under this Section 13.6(a) shall survive the termination of this Participation Agreement and the other Operative Documents and the payment of the Lease Balance and all other amounts payable under the Operative Documents.

      (b) Withholding Exemption Certificates. On or prior to the Acquisition Date, or if such date does not occur within thirty (30) days after the date of this Participation Agreement, by the end of such 30-day period, each Investor that is not organized under the laws of the United States of America or a state or political subdivision thereof shall deliver to the Lessor and the Lessee two duly completed copies of (i) an IRS form W-8ECI (or successor applicable form) or (ii) an IRS form W-8BEN(or successor applicable form) certifying its foreign status and, if applicable, claiming an exemption under a U.S. tax treaty. Each such Investor further agrees (i) promptly to notify the Lessee and the Lessor of any change of circumstances that would prevent such Investor from receiving payments hereunder without any deduction or withholding or with reduced deduction or withholding of such taxes as indicated on the most recent such certificate or other form previously delivered by such Investor and (ii) if such Investor has not so notified the Lessee and the Lessor of any change of circumstances which would prevent such Investor from receiving payments hereunder without any deduction or withholding or with reduced deduction or withholding of taxes as indicated on the most recent such certificate or other form previously delivered by such Investor, then on or before the date that any certificate or other form delivered by such Investor under this Section 13.6(b) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such Investor, to deliver to the Lessee and the Lessor a new certificate or form, certifying that such Investor is entitled to receive payments under the Operative Documents without deduction or withholding or with reduced deduction or withholding of such taxes. If any Investor fails to provide to the Lessee or the Lessor pursuant to this Section 13.6(b) (or, in the case of any Person that becomes an Investor through an assignment by another Investor, pursuant to
Section 12.1) any certificates or other evidence required by such provision to establish that such Investor is, at the time it becomes an Investor hereunder, entitled to receive payments under the Operative Documents without deduction or withholding or with reduced deduction or withholding of any United States federal income taxes, such Investor shall not be entitled to any indemnification under Section 13.6(a) for any withholding taxes to the extent imposed on such Investor primarily as a result of such failure.

      (c) Tax Returns. Nothing contained in this Section 13.6 shall require the Lessor or any Investor (or any other Person) to make available any of its Tax returns (or any other information relating to its Taxes, which it deems to be confidential).

      Section 13.7. Increased Costs, etc. If the adoption of or any change in any Applicable Law or in the interpretation or application thereof applicable to any Affected Party, or compliance by any Affected Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Documentation Date (or, if later, the date on which such Affected Party becomes an Affected Party):

            (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of loans or other extensions of credit by, or any other acquisition of funds by, any office of such Affected Party; or

                                                         Participation Agreement

            (ii) shall impose on such Affected Party any other condition (excluding any Tax of any kind) whatsoever in connection with the Operative Documents;

and the result of any of the foregoing is to increase the cost to such Affected Party of making, continuing or maintaining its investment in the Transactions, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Lessee from such Affected Party, through the Lessor in accordance herewith, the Lessee shall pay such Affected Party any additional amounts necessary to compensate such Affected Party for such increased cost or reduced amount receivable; provided, however, that the Lessee shall not be obligated to pay any Affected Party that is a direct or indirect transferee or assignee of an original Affected Party any such additional amounts in excess of the amounts, if any, that would have been payable to the original Affected Party after giving effect to such adoption, change or compliance. All payments required by this Section 13.7 shall be made by the Lessee within five
(5) Business Days after demand by the applicable Affected Party. If any Affected Party becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Lessee, through the Lessor, certifying (x) that one of the events described in this Section 13.7 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Affected Party and a reasonably detailed explanation of the calculation thereof (including the method by which such Affected Party allocated such amounts to the Lessee). Such a certificate as to any additional amounts payable pursuant to this clause submitted by such Affected Party, through the Lessor, to the Lessee shall be conclusive and binding for all purposes, absent manifest error.

      Section 13.8. Funding Losses; Break Costs. (a) The Lessee agrees to indemnify each Indemnitee and to hold each Indemnitee harmless from any Break Costs that such Indemnitee may sustain or incur (other than through such Person's own gross negligence or willful misconduct) as a consequence of (i) failure by the Lessor to pay the Property Cost for any Property on the date specified in the Acquisition Date Notice as the Acquisition Date therefor, (ii) default by the Lessee in paying any Property Cost or Aggregate Property Cost after the Lessee has given a notice thereof in accordance with the provisions of the Master Lease, (iii) the Lessee paying Basic Rent on a day that is not a Scheduled Payment Date or (iv) the Lessee paying any Property Cost, Aggregate Property Cost, Termination Base Amount or Termination Price.

      (b) The Lessee shall, upon receipt from the Lessor or any Investor of a statement of the amount of any loss, cost or expense constituting Break Costs prepared in good faith and in reasonable detail (which statement shall be binding absent manifest error), pay the amount of such Break Costs to the requesting Person.

      Section 13.9. Capital Adequacy. If the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Affected Party with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case made subsequent to the Documentation Date has or will have the effect of reducing the rate of return on any Affected Party's or its parent company's capital, as a consequence of its commitments or obligations hereunder to a level below that which such Affected Party or its parent company could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Affected Party's or its parent company's policies with respect to capital adequacy), then, upon notice from such Affected Party, the Lessee shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party and its parent company for such reduction (it being understood that such parent company shall not be reimbursed to the extent its subsidiary Affected Party is reimbursed by the Lessee in connection with the same or a similar law, rule, regulation, change,

                                                         Participation Agreement

request or directive applicable to such Affected Party). All payments required by this Section 13.9 shall be made by the Lessee within five (5) Business Days after demand by the Affected Party. If any Affected Party becomes entitled to claim any additional amounts pursuant to this Section 13.9, it shall provide prompt written notice thereof to the Lessee certifying (x) that one of the events described in this Section 13.9 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Affected Party and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section
13.9 submitted by such Affected Party, through the Lessor, to the Lessee shall be conclusive in the absence of manifest error.

      Section 13.10. Indemnity Payments in Addition to Lease Obligations. The Lessee acknowledges and agrees that the Lessee's obligations to make indemnity payments under this Article XIII are separate from, in addition to, and do not reduce, the Lessee's obligations to pay any amounts owing from time to time under the Lease.

      Section 13.11. Payment of Amounts Due under this Article XIII. All amounts payable by the Lessee pursuant to this Article XIII shall be paid by the Lessee directly to the Lessor, the Lessor Administrator, the applicable Investor or the Arranger (as applicable), upon demand from such Person therefor, in immediately available funds consisting of lawful currency of the United States of America together with interest on such amounts at a rate per annum of Overnight LIBOR plus 77 basis points from the date of demand until the same shall be paid (or, in the case of any such amounts outstanding ten (10) Business Days after the date of such demand, a rate per annum equal to the Overdue Rate).

      Section 13.12. Survival. The obligations of the Lessee under this Article XIII shall survive the termination of this Participation Agreement and the other Operative Documents and the payment of the Lease Balance and all other amounts payable under the Operative Documents, and shall be separate and independent from any remedy under the Lease or any other Operative Document.

                                   ARTICLE XIV

                                  MISCELLANEOUS

      Section 14.1. Survival of Agreements. All covenants, agreements, representations and warranties made by the Lessee in the Operative Documents and in the certificates or other instruments prepared or delivered in connection therewith shall be considered to have been relied upon by the Lessor, the Investors and the Arranger and shall survive the execution and delivery of this Participation Agreement, the payment by the Lessor of the Property Costs and the transfer of the Leased Properties to the Lessor regardless of any investigation made by any Indemnitee or on its behalf, and shall continue in full force and effect as long as any portion of the Lease Balance is outstanding and unpaid. The provisions of Article IX and Article XIII shall remain operative and in full force and effect regardless of the occurrence of the Expiration Date, the consummation of the transactions contemplated by the Operative Documents, the payment of the Lease Balance, the invalidity or unenforceability of any term or provision of any Operative Document or any investigation made by or on behalf of any Indemnitee.

      Section 14.2. No Broker, Etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser (other than the Arranger) to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein or in the other Operative Documents nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. In the event that any party retains any other broker, finder or financial advisor, such party will promptly notify the other parties in writing of such broker, finder or financial

                                                         Participation Agreement

advisor. Any party which is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

      Section 14.3. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service, by hand, by facsimile or, in the case of any such notices, consents, directions, approvals, instructions or other communications given to the Lessee or (if followed by hard copy) RBS Lombard, Inc., by electronic mail, shall be directed to the address, facsimile number or electronic mail address of such Person as indicated on Schedule II and shall become effective (i) if delivered by United States mail, five (5) Business Days after being deposited in the mail, certified or registered with appropriate postage prepaid, (ii) if delivered by a nationally recognized courier service, upon delivery to the intended recipient, (iii) if delivered by hand, when received, (iv) if delivered by facsimile, when transmitted (upon electronic confirmation thereof) or (v) in the case of the Lessee and RBS Lombard, Inc., if delivered by electronic mail, when transmitted to an electronic mail address, provided that any facsimile or electronic mail transmitted after 5:00 P.M. (recipient time) shall be deemed to have been received on the next Business Day. From time to time any party may designate a new address or facsimile number or electronic mail address for purposes of notice hereunder by written notice to each of the other parties hereto in accordance with this Section.

      Section 14.4. Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 14.5. Amendments, Etc. Neither any Operative Document nor any of the terms thereof may be terminated (except as expressly required under the terms of any Operative Document or upon payment in full of the Lease Balance), amended, supplemented, waived or modified without the written agreement or consent of the Lessee and the Lessor; provided, however, that the Lessee's consent shall not be required with respect to any termination, amendment, supplement, waiver or modification of the Lessor Administration Agreement or the Lessor LLC Agreement other than (x) any such amendment, supplement, waiver or modification that increases the costs, expenses or other amounts required to be paid by the Lessee (provided that the Lessee's consent to any such amendment, supplement, waiver or modification shall not be unreasonably withheld) or (y) any amendment or other modification to the Lessor LLC Agreement that expands the scope of the Lessor's permitted activities beyond those activities relating to the transactions contemplated by the Operative Documents or permits the Lessor to dissolve prior to the Expiration Date or earlier termination of the Master Lease with respect to all of the Properties.

      Section 14.6. Headings, Etc. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

      Section 14.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto. No party hereto shall assign or transfer any of its rights or obligations under the Operative Documents except in accordance with the terms and conditions thereof.

      Section 14.8. GOVERNING LAW. THIS PARTICIPATION AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS (EXCEPT AS OTHERWISE PROVIDED IN ANY OPERATIVE DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW

                                                         Participation Agreement

PRINCIPLES, EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS
LAW.

      Section 14.9. Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 14.10. Liability Limited. (a) Notwithstanding any provision to the contrary in any Operative Document, the obligations and agreements of the Lessor hereunder and under the other Operative Documents and any other certificate, instrument or document executed in connection herewith or therewith, and any other document supplemental hereto or thereto, shall be nonrecourse to the Lessor and its shareholders, members, officers, agents and employees, and none of the Lessor and its shareholders, officers, agents and employees shall have any personal liability or accountability whatsoever under or in respect of any Operative Document or any transaction contemplated thereby, recourse being limited to the Lessor's interest in the Properties (including the proceeds thereof) and the Rent payable under the Operative Documents; provided, however, that the Lessor shall be liable (a) for its own willful misconduct or gross negligence, (b) breach of any of its representations or warranties under the Operative Documents, (c) any Lessor Liens attributable to it, or (d) breach of its obligations under Section 3.2 after the satisfaction of all conditions to such obligations. It is understood and agreed that, except as provided in the preceding sentence: (i) the Lessor shall have no personal liability under any of the Operative Documents; (ii) all obligations of the Lessor to the Investors are solely nonrecourse obligations except to the extent that the Lessor has received payment from others; and (iii) all such personal liability of the Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by the Lessor.

      (b) No Investor shall have any obligation to any other Investor or to the Lessee with respect to transactions contemplated by the Operative Documents except those obligations of such Investor expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Investor shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

      Section 14.11. Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and preserve the security interests and liens (and the priority thereof) intended to be created pursuant to this Participation Agreement, the other Operative Documents, and the transactions thereunder (including the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and upon prior request from any other party, shall take such action as specified in such request, to the extent such action is reasonably necessary (including any action specified in the preceding sentence) in order to maintain and protect all security interests provided for hereunder or under any other Operative Document.

      Section 14.12. SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS PARTICIPATION AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

                                                         Participation Agreement

PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      Section 14.13. Setoff. Each Investor and the Lessor shall, upon the occurrence of any Lease Event of Default, have the right to appropriate and, subject to Section 7.4, apply to the payment of the Obligations as security for the payment of such Obligations, any and all balances, credits, deposits, accounts or moneys of the Lessee then or thereafter maintained with any Investor or the Lessor. The rights of the Investors and the Lessor under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Person may have.

      Section 14.14. Successors and Assigns. All the terms and provisions of this Participation Agreement shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that the Lessee may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lessor and each Investor, and any attempted assignment or transfer by the Lessee without such consents shall be null and void.

      Section 14.15. WAIVER OF JURY TRIAL. EACH PARTY HERETO VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO. EACH PARTY HERETO HEREBY AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 14.14 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. THE LESSEE ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE LESSOR AND THE INVESTORS ENTERING INTO THIS PARTICIPATION AGREEMENT AND EACH SUCH OTHER OPERATIVE DOCUMENT.

      Section 14.16. NO ORAL AGREEMENTS. THIS PARTICIPATION AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES HERETO AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS PARTICIPATION AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 14.17. No Investor Responsible for Other Investors. The obligations of each of the Lessor and each Investor under this Participation Agreement and the other Operative Documents are several and not joint; and, in the event of a failure by any such Person to perform any of its obligations hereunder or under any other Operative Document, neither the Lessor nor any Investor (other than such defaulting Lessor or Investor, as the case may be) shall have any liability as a consequence thereof.

                                                         Participation Agreement

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  ITT INDUSTRIES, INC., as Lessee

                                  By /s/ Donald Foley
                                     -------------------------------------------
                                     Name: Donald Foley
                                     Title: Senior Vice President, Treasurer and
                                            Director of Tax

                                                         PARTICIPATION AGREEMENT

                                  REXUS L.L.C., as Lessor

                                  By /s/ Larry Bowman
                                     -------------------------------------------
                                     Name: Larry Bowman
                                     Title:   President

                                                         PARTICIPATION AGREEMENT

                                  AIR BAIL S.A.S.,
                                     as an Investor

                                  By /s/ Stephane Guet
                                     -------------------------------------------
                                     Name: Stephane Guet
                                     Title: Attorney in Fact

                                                         PARTICIPATION AGREEMENT

                                  RBS LOMBARD, INC.,
                                     as an Investor

                                  By /s/ J.S. Godier
                                     -------------------------------------------
                                     Name: J.S. Godier
                                     Title: Executive Vice President

                                                         PARTICIPATION AGREEMENT

                                                                      Schedule I
                                                      to Participation Agreement

                                   Commitments

                                               COMMITMENT
INVESTOR                          COMMITMENT   PERCENTAGE
Air Bail S.A.S.                 $  85,000,000   70.833333%

RBS Lombard, Inc.               $  35,000,000   29.166667%

TOTAL                           $ 120,000,000  100.000000%

                                                                     Schedule II
                                                      to Participation Agreement

            Notice Information, Wire Instructions and Funding Offices

LESSEE

ITT INDUSTRIES, INC.
4 West Red Oak Lane
White Plains, NY 10604
Attention: Donald Foley, Treasurer
Facsimile No.: 914-696-2972
Telephone No.: 914-641-2147
email: donald.foley@itt.com

with a copy to:

Red Oak Corporate Park
4 West Red Oak Lane
White Plains, NY 10604
Attention: Keith Richey, International Tax Counsel
Facsimile No.: 914-696-2968
Telephone No.: 914-641-2142
e-mail: keith.richey@itt.com

Wire Transfer Instructions:

[omitted]

LESSOR:

REXUS L.L.C.
c/o Societe Generale (Canada), as Lessor Administrator
1501 McGill College
Bureau 1800
Montreal, QC, H3A 3MB
Canada
Attention: Manager, Treasury & Loan Servicing Group / Debbie Toth
Facsimile No.: 514-841-6250
Telephone No.: 514-841-6000

with a copy to:

Rexus L.L.C.
Societe Generale, New York Branch
1221 Avenue of the Americas
New York, NY 10020
Attention: President
Facsimile No.: 212-278-7720

Telephone No.: 212-278-6446

Wire Transfer Instructions:

[omitted]

INVESTORS:

AIR BAIL S.A.S.

Notices:

17, Cours Valmy
92800 Puteaux
France
Facsimile: 33 1 42 14 98 54
Telephone: 33 1 42 14 84 08
Attention: OPER/DFI/FIN/AFI

with a copy to:

Jones Day
222 East 41st Street
New York, New York  10017-6702
Facsimile: 212-755-7306
Telephone: 212-326-3745
Attention: Stacey Lefont

Wire Transfer Instructions:

[omitted]

Funding Office:

17, Cours Valmy
92800 Puteaux
France

RBS LOMBARD, INC.

Notices:

Virginia Purchia / Steven Imbriaco
NY Lending Operations
The Royal Bank of Scotland plc, New York Branch
101 Park Avenue, 12th Floor
New York, NY 10178
Facsimile No.: 212-401-4842
Telephone No.: 212-401-1437 / 1405
e-mail: virginia.purchia@rbos.com

with a copy to:

Vice President, Portfolio Manager
RBS Lombard, Inc.
101 Park Avenue, 21st Floor
New York, NY 10178
Facsimile No.: 212-401-3404
Telephone No.: 212-401-3471
e-mail: rory.mullan@rbos.com

Wire Transfer Instructions:

[omitted]

Funding Office:

101 Park Avenue
New York, NY 10178

                                                                    Schedule III
                                                      to Participation Agreement

      Description of Properties, Go Dark Values and Original Property Costs

                                                                                                                 ORIGINAL
                                                         STREET                        GO DARK                   PROPERTY
      CITY                      STATE                    ADDRESS                        VALUE                      COST
----------------              ----------          ---------------------              ------------             --------------
                                                    LEASED PROPERTIES

Fort Wayne                    Indiana             1919 W. Cook Road                  $ 11,650,485             $   28,571,429

Cheektowaga                   New York            175 Standard Parkway               $  2,718,447             $    6,666,667

Colorado Springs              Colorado            4410 & 4450                        $ 18,407,767             $   45,142,857
                                                  E. Fountain Boulevard

Archbold                      Ohio                701 E. Lugbill Road                $  3,339,806             $    8,190,476

Morton Grove                  Illinois            8200 North Austin Ave              $ 10,873,786             $   26,666,666

Chicago                       Illinois            3500 North Spaulding               $  1,941,748             $    4,761,905

                                                     MORTGAGED PROPERTIES

Clifton                       New Jersey          100 Kingsland Road                 $ 31,067,961             Not Applicable
                                                                                     ------------             --------------
          TOTAL:                                                                     $80,000,0000             $  120,000,000

                                                                Schedule 10.2(b)
                                                      to Participation Agreement

                  Description of Liens on Principal Properties

Principal Property                            Description of Liens
------------------                      -------------------------------
Clifton Property                        Rights of Related Retail
                                        Clifton, L.P., a Delaware
                                        limited partnership, under that
                                        certain Right of First Offer
                                        Agreement, dated as of May 6,
                                        1999, between the Lessee and
                                        Related Retail Clifton, L.P., a
                                        Delaware limited partnership